Exhibit 10.38

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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DISTRIBUTION AND COMMERCIALIZATION AGREEMENT

THIS DISTRIBUTION AND COMMERCIALIZATION AGREEMENT (the “Agreement”) is entered into as of July 18, 2014 (the “Effective Date”) by and between ANACOR PHARMACEUTICALS, INC., a Delaware corporation having its principal place of business at 1020 East Meadow Circle, Palo Alto, CA 94303 (“Anacor”) and SANDOZ INC., a Colorado corporation having its principal place of business at 506 Carnegie Center, Suite 400, Princeton, NJ 08540 (“Sandoz”).  Anacor and Sandoz are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

BACKGROUND

Sandoz is a pharmaceutical company with expertise in the commercialization of dermatological and topical products, among other products.

Anacor is a biopharmaceutical company focused on discovering, developing and commercializing novel small molecule therapeutics derived from its novel boron chemistry platform.

Anacor has completed Phase 3 clinical trials of its proprietary topical drug candidate and has submitted an NDA for the Product (as defined below) to the FDA.

Sandoz wishes to be Anacor’s exclusive distributor of the Product in the Territory (as defined below), and Anacor is willing to grant to Sandoz such exclusive distribution rights on the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following initially capitalized terms, whether used in the singular or plural form, shall have the meanings set forth in this Article 1.

1.1                               “AAA” has the meaning set forth in Section 14.2.

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1.2                               “Affiliate” means, with respect to a particular Party, a person, corporation, partnership, or other entity that controls, is controlled by or is under common control with such Party.  For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by ownership of more than fifty percent (50%) of the voting stock of such entity, or by contract or otherwise.

1.3                               “Anacor Know-How” means all Information Controlled as of the Effective Date or thereafter during the Term by Anacor and/or its Affiliate(s) and reasonably necessary for the use, importation, marketing or sale of the Product in the Field.

1.4                               “Anacor Patents” means all patents and patent applications in the Territory that are Controlled as of the Effective Date or thereafter during the Term by Anacor and/or its Affiliates and that claim the composition of matter, formulation, methods of making the composition of matter or formulation or use of the Product in the Field or that would otherwise be infringed, absent a license, by the use or sale of the Product.

1.5                               “Anacor Technology” means the Anacor Patents and Anacor Know-How.

1.6                               “Applicable Laws” means the applicable laws, rules and regulations that may be in effect from time to time that relate to a Party’s activities under this Agreement, including any rules, regulations, guidelines, or other requirements of Regulatory Authorities and all applicable orders, rules and decrees of courts in the Territory.

1.7                               “Back-Up Compounds” means the compounds listed on Exhibit G.

1.8                               “Business Day” means a day other than a Saturday, Sunday, or bank or other public holiday in New York, New York.

1.9                               “Calendar Quarter” means for each Calendar Year, each of the three (3) month periods ending March 31, June 30, September 30 and December 31; provided, however, that the first Calendar Quarter for the first Calendar Year shall extend from the Effective Date to the end of the first complete calendar quarter thereafter.

1.10                        “Calendar Year” means the period commencing on the Effective Date and ending on December 31 of the calendar year during which the Effective Date occurs, and each successive period beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31.

1.11                        “Clinical Trial” means any human clinical trial of the Product.

1.12                        “Commercialization” means the marketing, promotion, sale and/or distribution of Product in the Territory.  Commercialization includes commercial activities in preparation for the

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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First Commercial Sale of the Product, and excludes (a) activities within the definition of Development and (b) manufacturing and related activities.  “Commercialize” has a correlative meaning.

1.13                        “Commercialization Plan” has the meaning set forth in Section 6.2.

1.14                        “Commercially Reasonable Efforts” means, with respect to a Party’s obligations under this Agreement to Develop or Commercialize the Product, the carrying out of such obligations or tasks with a level of effort and resources consistent with such Party’s practices for the development or commercialization of a similarly situated branded pharmaceutical product with similar commercial potential and product characteristics as the Product and at a similar stage of development or commercialization, taking into account [*****].  To the extent that each Party’s performance of its obligations hereunder is adversely affected by the other Party’s failure to perform its obligations under this Agreement, then the impact of such performance failure will be taken into account in determining whether the Party has used its Commercially Reasonable Efforts to perform any such affected obligations.

1.15                        “Competing Product” has the meaning set forth in Section 13.9(b).

1.16                        “Completion of Recoupment” has the meaning set forth in Section 8.4(c).

1.17                        “Confidential Information” means, with respect to a Party, all Information of such Party that is disclosed to the other Party under this Agreement, which may include specifications, know-how, trade secrets, technical information, models, business information, inventions, discoveries, methods, procedures, formulae, protocols, techniques, data, and unpublished patent applications, whether disclosed in oral, written, graphic, or electronic form.  In addition, the terms of this Agreement will be deemed the Confidential Information of each Party.  All Confidential Information disclosed by either Party pursuant to the Existing Confidentiality Agreement shall be deemed to be the disclosing Party’s Confidential Information hereunder (with the mutual understanding and agreement that any use or disclosure thereof that is authorized under Article 12 shall not be restricted by, or be deemed a violation of, such Existing Confidentiality Agreement).

1.18                        “Control” means, with respect to any material, Information, or intellectual property right, that a Party (a) owns such material, Information, or intellectual property right, or (b) has a license or right to use such material, Information, or intellectual property right, in each case with the ability to grant to the other Party access, a right to use, a license, or a sublicense (as applicable) to such material, Information, or intellectual property right on the terms and conditions set forth herein, without violating the terms of any agreement or other arrangement with any Third Party.

1.19                        “Cost of Goods Sold” means, with respect to a time period, Sandoz’s and its Affiliates’ costs of manufacturing the Product sold or distributed during such time period, which equals: (a) the amount paid to Anacor for commercial Product supply, including for Samples; plus

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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(b) Sandoz’s reasonable direct and identifiable internal costs and out-of-pocket costs, incurred or accrued (including any prepayments) in connection with storage, insurance, transportation, freight outbound charges, supply chain management (i.e., including costs related to obsolete inventory, inventory destruction and any costs related thereto) and any value-added tax or similar tax due for amounts paid to Anacor, but excluding indirect and overhead costs.

1.20                        “Detail” or “Detailing” means, with respect to the Product, the communication by a Sales Representative during a Sales Call (a) involving face-to-face contact, (b) describing in a fair and balanced manner the FDA-approved uses in the Field and other relevant characteristics of the Product, (c) using the Promotional Materials in an effort to increase the prescribing preferences of the Product for its FDA-approved uses in the Field in a manner consistent with this Agreement, and (d) made at such medical professional’s office or other appropriate venues conducive to pharmaceutical product informational communication where the principal objective is to place an emphasis on the Product with such medical professional.  Details shall be measured by Sandoz’s internal recording of such activity; provided that such measurement shall be on the same basis as Sandoz’s measurement for its Sales Representatives’ detailing of Sandoz’s other products, consistently applied throughout the Term.

1.21                        “Detail Effort” means the [*****] under the applicable Field Force Detailing Plan to [*****] in the Territory for the purpose of promoting the Product.

1.22                        “Development” means all activities that relate to the development of the Product including (a) maintaining or expanding Regulatory Approval of the Product, and (b) conducting Phase 4 Clinical Trials.  This includes preparation, submission, review, and development of data or Information for the purpose of submission to a Governmental Authority to maintain and/or expand Regulatory Approval of the Product; provided, however, that Development shall exclude Commercialization activities and the building of commercial inventory of Product or the building or construction of any manufacturing facilities.  “Develop” has a correlative meaning.  For clarity, Development includes the design, conduct, management or termination of any Clinical Trial or any interactions with healthcare professionals involved in such Clinical Trial.

1.23                        “Development Budget” means the budget associated with the Development Plan, detailing the anticipated Phase 4 Development Costs as approved by the JSC.

1.24                        “Development FTE” means the equivalent of a full-time individual’s work time for a twelve (12) month period to conduct Phase 4 Clinical Trials of the Product.  In the case that any personnel works partially on Phase 4 Clinical Trials of the Product and partially on other work in a given Calendar Year, then the full-time equivalent to be attributed to such individual’s work hereunder shall be equal to the percentage of such individual’s total work time in such Calendar Year that such individual spent working on Phase 4 Clinical Trials.  Development FTE efforts shall not include the work of general corporate personnel. Each Party shall track Development FTEs of its personnel using such Party’s standard practice and normal systems and methodologies.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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1.25                        “Development FTE Rate” means the Development FTE personnel cost incurred by a Party, which shall initially be at an annual rate of [*****] per Development FTE.  Commencing January 1, 2015, the Development FTE Rate shall be changed annually by the JSC as of the first Business Day of each Calendar Year with effect for the then-current Calendar Year, by [*****].

1.26                        “Development Plan” has the meaning set forth in Section 4.2(a).

1.27                        “Development Program” has the meaning set forth in Section 4.1.

1.28                        “Dollar” or “$” means United States dollar.

1.29                        “Executive Officer” means, in the case of Sandoz, the President of Sandoz or another officer of Sandoz designated by the President of Sandoz, and in the case of Anacor, Anacor’s Chief Executive Officer or another officer of Anacor designated by the Chief Executive Officer of Anacor.

1.30                        “Existing Confidentiality Agreement” means the Mutual Nondisclosure Agreement between Sandoz and Anacor dated [*****], as amended.

1.31                        “FDA” means the U.S. Food and Drug Administration or its successor.

1.32                        “FD&C Act” means the U.S. Federal Food, Drug and Cosmetic Act, as amended.

1.33                        “Field” means topical use for the treatment of onychomycosis in humans.

1.34                        “Field Force Detailing Plan” has the meaning set forth in Section 6.12.

1.35                        “First Commercial Sale” means the first sale to a Third Party of the Product by or on behalf of Sandoz in the Territory after Regulatory Approval.

1.36                        “Forecast” has the meaning set forth in Section 7.4.

1.37                        “GMP” means the then-current good manufacturing practices required by the FDA, as defined in 21 C.F.R. Parts 210 and 211 and the regulations promulgated thereunder, for the manufacture and testing of pharmaceutical materials, as they may be updated from time to time.  GMP shall include applicable quality guidelines promulgated under the International Conference on Harmonization.

1.38                        “Government Health Care Program” means the Medicare Part D Coverage Gap Discount program (as defined in 42 U.S.C. 1395w-114A, as amended), the Medicaid program (Title XIX of the Social Security Act), the Department of Veterans Affairs Federal Supply Schedule Program, TRICARE, the Public Health Service 340B Program, and any similar federal, state, and local governmental health care plans and programs.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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1.39                        “Government Health Care Program Contract” means, with respect to the Product, any agreements that are necessary to give effect to any Government Health Care Program (whether or not such agreements constitute “government contracts” as such term is used in connection with government procurement).

1.40                        “Governmental Authority” means any multi-national, federal, state, local, municipal or other government authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal).

1.41                        “Gross Profit” means, for a given measurement period, Net Sales of the Product in the Territory during such period, less Cost of Goods Sold for such time period.  For clarity, a deduction or reduction from gross amounts invoiced by Sandoz or its Affiliates for sales of the Product shall be taken only once (i.e., not double-counted), regardless of whether such amount would constitute a deduction from Net Sales and a component of Cost of Goods Sold as defined in this Agreement.

1.42                        “Guidelines” has the meaning set forth in Section 6.11(a).

1.43                        “IFRS” means International Financial Reporting Standards as generally and consistently applied by Sandoz.

1.44                        “IND” means an Investigational New Drug Application as defined in the FD&C Act and applicable regulations promulgated thereunder by the FDA.

1.45                        “Information” means any data, results and information of any type whatsoever, in any tangible or intangible form, including know-how, trade secrets, practices, techniques, methods, processes, inventions, developments, specifications, formulations, formulae, materials or compositions of matter of any type or kind (patentable or otherwise), software, algorithms, marketing materials, brochures, medical presentation materials, clinical and non-clinical study data and reports, regulatory submission summaries and regulatory submission documents, expertise, technology, test data including pharmacological, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data, studies, procedures, territory analyses, customer lists and analyses, call point data, market research and other Commercialization materials.

1.46                        “Initial Term” has the meaning set forth in Section 13.1.

1.47                        “Initiation of Commercialization” has the meaning set forth in Section 6.9.

1.48                        “Joint Inventions” has the meaning set forth in Section 9.1.

1.49                        “Joint Patent” has the meaning set forth in Section 9.3(b).

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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1.50                        “Joint Steering Committee” or “JSC” means the committee formed by the Parties as described in Section 3.1(a).

1.51                        “Kerydin Marks” means the U.S. trademarks for Kerydin at any time during the Term and existing in the Territory for use with the Product.  The Kerydin Marks as of the Effective Date are listed on Exhibit H.

1.52                        “Latent Defect” has the meaning set forth in Section 7.7(d)(v).

1.53                        “Launch Milestone Recoupment Amount” has the meaning set forth in Section 8.4(c).

1.54                        “Manufacturing Costs” means Anacor’s costs of manufacturing and delivering the Product (including Samples) for commercial use which equals: (a) the amount paid to Third Parties to manufacture the Product; plus (b) Anacor’s reasonable direct and identifiable internal costs and out-of-pocket costs incurred or accrued (including any prepayments) by Anacor in connection with inventory write-offs, variances, manufacturing process improvements, storage, insurance, transportation, freight, manufacturing scale-up, manufacturing site qualification, materials, quality assurance and quality control (including testing), inspections, analytical testing, supply chain management, capital equipment, Third Party royalties and licensee fees, similar activities included in Anacor’s oversight of the manufacturing process of any Third Party in clause (a), and any value-added tax or similar tax due for amounts paid to such Third Party, in each case of (a) and (b) without mark-up.  Units of Samples shall be separately itemized from other Product on invoices for Manufacturing Costs.  Set forth on Exhibit N hereto is the current estimated Manufacturing Costs of commercial lots on a per unit basis [*****].

Manufacturing Costs shall include costs of such activities that are undertaken prior to First Commercial Sale and are directly related to the lots of Product that are supplied to Sandoz for commercial sale or distribution as Samples in accordance with the terms of this Agreement.

1.55                        “Manufacturing Plan” means the manufacturing plan for the Product in the Territory setting forth the activities needed to support commercial launch, [*****] projected volumes, activities to qualify alternate manufacturers and any other relevant information as determined by the JSC.  The initial Manufacturing Plan is attached hereto as Exhibit J.

1.56                        “Marks” has the meaning set forth in Section 9.10(a).

1.57                        “Medical Affairs Activities” means activities designed to ensure or improve appropriate medical use of, conduct medical education of, or further research regarding, the Product sold in the Territory, which may include: (a) activities of medical science managers who (i) conduct service-based medical activities including providing input and assistance with consultancy meetings, recommend investigators for clinical trials and provide input in the design of such trials and other research related activities, and (ii) deliver non-promotional communications and conduct non-promotional activities including responding to inquiries of medical professionals for off-label information and presenting new clinical trial and other

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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scientific information; (b) grants to support continuing medical education, symposia, or Third Party research related to the Product in the Territory; and (c) development, publication and dissemination of publications relating to the Product in the Territory, as well as medical information services provided in response to inquiries communicated via Sales Representatives or received by letter, phone call or email.

1.58                        “Medical Affairs Plan” has the meaning set forth in Section 6.15.

1.59                        “Minimum Payments” has the meaning set forth in Section 8.5(a).

1.60                        “NDA” means a New Drug Application, as defined in the FD&C Act and applicable regulations promulgated thereunder by the FDA.

1.61                        “Negotiation Period” has the meaning set forth in Section 2.7.

1.62                        “Net Sales” means the gross amount invoiced by Sandoz or its Affiliate for sales of the Product to a Third Party less the following deductions, to the extent accrued and directly allocable to the Product:

(a)                                 cash discounts (only to the extent that such amounts are included in invoices and then only to the extent that such amounts are customary and reasonable);

(b)                                 returns (including recalls); price protection and shelf stock adjustments; reprocurement charges by customers and other similar charges; chargebacks, allowances, discounts, inventory management fees, and rebates;

(c)                                  other payments required by law or agreed to be made under Medicaid, Medicare or other government special medical assistance programs (including, but not limited to, payments made under the new “Medicare Part D Coverage Gap Discount Program” and the “Annual Fee on Branded Prescription Pharmaceutical Manufacturers”);

(d)                                 relevant managed markets rebates; and

(e)                                  sales, excise or other similar taxes (excluding income taxes).

For clarity, any subsequent adjustment to an accrual shall be reflected in the Net Sales in the period in which such adjustment is made.  Sales between Sandoz and its Affiliates shall be disregarded for purposes of calculating Net Sales except if such purchaser is an end user.  Net Sales shall be accounted for in accordance with International Financial Reporting Standards, consistent with Sandoz’s books and records, and in any event consistent with all of its other branded products.

1.63                        “New Products” has the meaning set forth in Section 2.7.

1.64                        “OPDP” means the FDA’s Office of Prescription Drug Promotion (formerly Division of Drug Marketing, Advertising and Communications) or its successor.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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1.65                        “Panel” has the meaning set forth in Section 14.2.

1.66                        “Phase 4 Clinical Trial” means a Clinical Trial of the Product (other than any Clinical Trial of a Product that would satisfy the requirements of 21 § CFR 312.21(c) or corresponding foreign regulations) conducted after Regulatory Approval has been obtained from the FDA, which trial is conducted voluntarily to enhance marketing or scientific knowledge of the Product, that in each case is designed, conducted and managed in a manner that is consistent with Applicable Law.

1.67                        “Phase 4 Development Costs” means all costs incurred by or on behalf of a Party for the conduct of Phase 4 Clinical Trials of the Product for use in the Territory in accordance with the Development Plan and Development Budget.  Phase 4 Development Costs include Development FTEs and out-of-pocket costs paid to Third Parties that are actually incurred by a Party to conduct Phase 4 Clinical Trials, including costs of Product or any comparator drug, costs relating to regulatory activities for such Phase 4 Clinical Trials including preparation, submission and review of Regulatory Materials with any Governmental Authority, and costs of CROs and other Third Parties engaged to conduct Phase 4 Clinical Trials, in each case as permitted under this Agreement.

1.68                        “Pre-Launch Commercialization Activities” means those activities described in Exhibit I, which activities were conducted by Anacor prior to the Effective Date to prepare for Commercialization and will be transferred to Sandoz, and for which Sandoz has agreed to reimburse Anacor.

1.69                        “Pre-Launch Commercialization Costs” means costs incurred by Anacor prior to the Effective Date to conduct the Pre-Launch Commercialization Activities, as set forth on Exhibit I.

1.70                        “Product” means the finished product form of the pharmaceutical product described in Exhibit A.  As of the Effective Date, Anacor refers to such product as KerydinTM (tavaborole).

1.71                        “Product Liability Damages” has the meaning set forth in Section 11.4.

1.72                        “Promotional Materials” means all Sales Representative training materials and all written, printed, graphic, electronic, audio or video matter, including journal advertisements, sales visual aids, reprints, direct mail, direct-to-consumer advertising, internet postings, internet sites and broadcast advertisements intended for use or used by either Party or its Affiliates in connection with any promotion of the Product.

1.73                        “Publication” has the meaning set forth in Section 12.4.

1.74                        “Regulatory Approval” means all approvals necessary for the manufacture, use, marketing, importation and sale of the Product in the Field in the Territory.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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1.75                        “Regulatory Authority” means any applicable Governmental Authority involved in granting Regulatory Approval in such regulatory jurisdiction, including the FDA.

1.76                        “Regulatory Materials” means regulatory applications, submissions, notifications, correspondences, registrations, Regulatory Approvals and/or other filings made to or with, or other approvals granted by, a Regulatory Authority that are necessary or reasonably desirable in order to Develop, manufacture, market, sell or otherwise Commercialize the Product in the Territory.  Regulatory Materials include INDs and NDAs.

1.77                        “Renewed Sales” has the meaning set forth in Section 8.4(c).

1.78                        “Renewal Term” has the meaning set forth in Section 13.1.

1.79                        “Sales Call” means a personal visit by a Sales Representative to (a) one or several medical professional(s) having prescribing authority in the Field, as well as (b) other individuals or entities that have significant impact or influence on prescribing decisions in the Field.

1.80                        “Sales Representative” means a pharmaceutical sales representative employed by or under contract with Sandoz to conduct Detailing and other marketing efforts with respect to the Product in accordance with the terms of this Agreement.

1.81                        “Samples” means Product packaged and distributed as a complimentary trial for use with patients in the Territory and in accordance with Applicable Laws and free goods provided for this purpose through coupons or other mechanisms.

1.82                        “Sandoz Commercial Know-How” has the meaning set forth in Section 13.10(a)(i).

1.83                        “Sandoz Retained Profits” has the meaning set forth in Section 8.4(b).

1.84                        “SEC” means the U.S. Securities and Exchange Commission or its successor.

1.85                        “Selected Anacor Damages” has the meaning set forth in Section 11.4.

1.86                        “Selected Anacor Patents” means all issued patents and patent applications in the Territory that are Controlled as of the Effective Date by Anacor and/or its Affiliates and that claim the composition of matter, formulation, methods of making the composition of matter or formulation or use of the Product in the Field or that would otherwise be infringed, absent a license, by the use or sale of the Product, where each such issued patents and patent applications are set forth on Exhibit O attached hereto.  Notwithstanding the above, with respect only to the U.S. patent applications listed on Exhibit O hereto, the term “Selected Anacor Patents” shall not include specific patent claims contained in or resulting from any such U.S. patent applications, solely to the extent that such specific patent claims do not cover the Product as further described in Exhibit A.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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1.87                        “Sole Inventions” has the meaning set forth in Section 9.1.

1.88                        “Specifications” means the specifications for the design, composition, manufacture, packaging and/or quality control of the Product as set forth in the NDA.

1.89                        “[*****]” has the meaning set forth in Section 8.5(b)(i).

1.90                        “Tax” means any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, addition, penalty or interest), imposed, assessed or collected by any Governmental Authority in or with respect to the Territory.

1.91                        “Term” has the meaning set forth in Section 13.1.

1.92                        “Territory” means the United States of America, including all possessions, territories and commonwealths thereof and all United States military bases.

1.93                        “Third Party” means any entity other than Anacor or Sandoz or an Affiliate of either of them.

1.94                        “Third Party Manufacturer” has the meaning set forth in Section 7.7(f).

ARTICLE 2

EXCLUSIVE DISTRIBUTORSHIP; EXCLUSIVITY; RIGHT OF FIRST NEGOTIATION

2.1                               Appointment of Sandoz as Exclusive Distributor in Territory.  Subject to the terms and conditions of this Agreement, Anacor hereby appoints Sandoz, and Sandoz hereby accepts, during the Term to serve as the exclusive distributor of the Product in the Field in the Territory.  Anacor also grants to Sandoz the exclusive right to market, sell, offer for sale and otherwise commercialize the Product in the Field in the Territory under Anacor’s NDA during the Term.  Sandoz shall have the exclusive right to invoice and book all Product sales in the Field in the Territory during the Term.  As between the Parties, Anacor shall retain the exclusive right to commercialize the Product outside the Territory.

2.2                               Supply of Product for Distributorship.  As provided in Article 7, Anacor shall supply (or have supplied) to Sandoz, and Sandoz shall purchase exclusively from Anacor, its requirements of the Product for sale by Sandoz and its Affiliates in the Territory pursuant to Section 2.1.

2.3                               Limited License.  Subject to the terms and conditions of this Agreement, Anacor hereby grants to Sandoz a non-exclusive, non-transferable (except to an Affiliate of Sandoz)

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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license under the Anacor Technology in the Territory during the Term, solely as necessary for Sandoz to perform its obligations and exercise its rights under this Agreement.

2.4                               Subcontracting.  Sandoz may exercise its exclusive distribution right and perform its obligations under this Agreement through any of its Affiliates.  Sandoz shall direct its Affiliates conducting activities under this Agreement to comply with the provisions of this Agreement in connection with such performance, and will be responsible for any breaches by such Affiliates.

2.5                               No Implied Licenses.  Except as explicitly set forth in this Agreement, neither Party grants to the other Party any license, express or implied, under its intellectual property rights.

2.6                               Product Exclusivity.  During the Term, Anacor shall not, directly or indirectly, (a) license, assign or otherwise dispose of any of its rights in the Product, any other formulation of tavaborole, or the Anacor Technology specifically related to the Product that exists and is provided to Sandoz under this Agreement as of the Effective Date to any Third Party, or (b) develop or commercialize the Product, or any other formulation of tavaborole, in each case (a) and (b) outside the Field for use in humans in the Territory.

2.7                               Right of First Negotiation.  Anacor hereby grants Sandoz a right of first negotiation to obtain a license to develop and/or commercialize (a) any formulation of tavaborole other than the Product, and (b) any Back-Up Compounds (together, the “New Products”), in each case (a) and (b) in the Field in the Territory, as set forth in this Section 2.7.  Accordingly, prior to entering into any agreement for such purpose, Anacor shall provide written notice to Sandoz, indicating the New Products, their stages of development, and other information reasonably necessary for Sandoz to determine its interest in obtaining rights to develop and/or commercialize such New Product(s).  Sandoz shall have a period of [*****] after receipt of such notice from Anacor to negotiate exclusively with Anacor with respect to such rights (the “Negotiation Period”).  If the Parties do not reach an agreement with respect to such rights during the Negotiation Period (as evidenced by an agreed upon term sheet), or if Sandoz notifies Anacor in writing during the Negotiation Period that it is not interested or unable to enter into discussions regarding such rights, then Anacor shall have no further obligation with respect to such New Products under this Section 2.7.  Where Sandoz and Anacor do reach agreement on the material terms of a grant of such rights (as evidenced by an agreed upon term sheet) within the Negotiation Period, the Negotiation Period shall be extended by an additional [*****] period, and the Parties shall negotiate in good faith a definitive agreement within such time, and if unable to enter into such definitive agreement in such time period, then Anacor shall have no further obligation with respect to such New Products under this Section 2.7.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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ARTICLE 3

GOVERNANCE

3.1                               Joint Steering Committee.

(a)                                 Purpose; Formation.  The Parties hereby establish a joint steering committee (the “Joint Steering Committee” or “JSC”) that will monitor and oversee the Development and Commercialization activities of the Parties under this Agreement and facilitate communications between the Parties with respect to such activities.

(b)                                 Composition.  Each Party shall initially appoint [*****] representatives to the JSC, each of whom has sufficient seniority within the applicable Party to make decisions arising within the scope of the JSC’s responsibilities.  The Parties’ initial representatives to the JSC are set forth on Exhibit B.  The JSC may change its size from time to time by mutual consent of its members; provided that the JSC shall at all times consist of an equal number of representatives of each of Anacor and Sandoz.  Each Party may replace its JSC representatives at any time upon written notice to the other Party.  The JSC may invite non-members (including consultants and advisors of a Party who are under an obligation of confidentiality consistent with this Agreement) to participate in the discussions and meetings of the JSC, provided that such participants shall have no voting authority at the JSC.  The JSC shall have two chairpersons, one from each of Anacor and Sandoz.  The role of the chairpersons shall be to convene and preside at meetings of the JSC, to prepare and circulate agendas and to ensure the preparation of minutes, but the chairpersons shall have no additional powers or rights beyond those held by the other JSC representatives.

(c)                                  Specific Responsibilities.  In addition to its overall responsibility for monitoring and providing a forum to discuss and coordinate the Parties’ activities under this Agreement, the JSC shall in particular:

(i)                                    discuss, approve and oversee the implementation of the Commercialization Plan, Medical Affairs Plan and Development Plan and, in each case, any amendments thereto;

(ii)                                prepare, discuss, approve and oversee the implementation of the Manufacturing Plan and any amendments thereto;

(iii)                            review the overall Development strategy and design of Phase 4 Clinical Trials;

(iv)                             review and discuss draft regulatory filings and communications with Regulatory Authorities;

(v)                                 discuss and approve any additional Third Party manufacturers of the Product;

(vi)                             oversee any manufacturing technology transfer relating to the Product from Anacor to Sandoz (if any);

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(vii)                         review and discuss the Commercialization activities of the Parties with respect to the Product in the Territory, including pre-launch and post-launch activities;

(viii)                     review and discuss the Development, manufacturing and regulatory activities of the Parties with respect to the Product in the Territory, including pre-launch and post-launch activities;

(ix)                             review, discuss, coordinate and approve the Parties’ Medical Affairs Activities, including developing a scientific presentation and publication strategy relating to the Product in the Territory;

(x)                                 establish joint subcommittees (e.g., for development, commercialization, regulatory, manufacturing, medical affairs and safety) as it deems necessary to achieve the objectives and intent of this Agreement, to which subcommittees the JSC may delegate its responsibilities under this Section 3.1(c), and resolve disputes presented by such subcommittees; and

(xi)                             perform such other functions as appropriate to further the purposes of this Agreement as allocated to it in writing by the Parties or as specified in the Agreement.

(d)                                 Meetings.  The Parties shall endeavor to have their first meeting of the JSC within thirty (30) days after the Effective Date. The JSC shall meet at least [*****] per Calendar Quarter during the Term spaced at regular intervals unless the Parties mutually agree in writing to a different frequency for such meetings.  Either Party may also call a special meeting of the JSC (by videoconference or teleconference) by at least ten (10) Business Days prior written notice to the other Party in the event such Party reasonably believes that a significant matter must be addressed prior to the next scheduled meeting, and such Party shall provide the JSC no later than five (5) Business Days prior to the special meeting with materials reasonably adequate to enable an informed decision; provided that for urgent matters, a Party may call a special meeting of the JSC with less than (10) Business Days’ notice if the Parties agree that an issue warrants an expedited meeting.  No later than ten (10) Business Days prior to any regularly scheduled meeting of the JSC, the chairpersons of the JSC shall prepare and circulate an agenda for such meeting; provided, however, that either Party may propose additional topics to be included on such agenda, either prior to or in the course of such meeting.  The JSC may meet in person, by videoconference or by teleconference.  Notwithstanding the foregoing, at least [*****] per Calendar Year shall be in person through the end of [*****], and thereafter at least [*****] per Calendar Year shall be in person unless the Parties mutually agree in writing to waive such requirement in lieu of a videoconference or teleconference.  In-person JSC meetings will be held at locations in the U.S. alternately selected by Anacor and by Sandoz.  Each Party will bear the expense of its respective JSC members’ participation in JSC meetings.  Meetings of the JSC shall be effective only if at least [*****] of each Party is present or participating in such meeting.  The chairpersons of the JSC will be responsible for preparing reasonably detailed written minutes of all JSC meetings that reflect, without limitation, material decisions made at such meetings.  The JSC chairpersons shall send draft meeting minutes to each member of the JSC for review and approval within ten (10) Business

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Days after each JSC meeting.  Such minutes will be deemed approved unless one or more members of the JSC object to the accuracy of such minutes within ten (10) Business Days of receipt.

(e)                                  Decision-Making.  In addition to resolving issues specifically delegated to it, the JSC shall have the authority to resolve any disputes not resolved by any subcommittee.  The representatives from each Party will have, collectively, one (1) vote on behalf of that Party on the JSC, and all decision making shall be by consensus to the extent feasible.  If the JSC is unable to reach consensus on any issue for which it is responsible within thirty (30) days after first considering such issue, the JSC shall submit in writing the respective positions of the Parties to the Executive Officers.  Such Executive Officers shall use good faith efforts, in compliance with Section 3.1(f), to resolve promptly such matter, which good faith efforts shall include at least [*****] between such Executive Officers within ten (10) Business Days after the JSC’s submission of such matter to them.  If the Executive Officers are unable to reach consensus on any such matter, then:

(i)                                    Sandoz will have the final say with respect to Commercialization matters for the Product, such as pricing, terms of sale, marketing, promotion and selling decisions for the Product (and associated regulatory matters) and Promotional Materials (and associated Regulatory Materials), and for Medical Affairs; provided that disputes with respect to approval of any [*****] Commercialization Plan or any Medical Affairs Plan, and amendments to such plans, will be determined by mutual, unanimous agreement of the Parties’ representatives to the JSC; provided, further, notwithstanding the foregoing, Sandoz will have the final say with respect to any matter involving legal and/or compliance matters with respect to the Commercialization Plan or Medical Affairs Plan (and Sandoz will take into account the views expressed by Anacor in determining such matters);

(ii)                                Additionally, without being limited by either subsection (i) above or subsection (iii) below, Sandoz will have, with respect to compliance with Applicable Law, the final say with respect to any and all matters and decisions for the Development of the Product, design, conduct and management of Clinical Trials relating to the Product and the Commercialization of the Product (and Sandoz will take into account the views expressed by Anacor in determining such matters); and

(iii)                            Subject to the foregoing subsection (ii), Anacor will have final say with respect to manufacturing and Development for the Product (including Phase 4 Clinical Trials and other post-approval studies) and regulatory matters for the Product not covered by subsection (i), provided, that Anacor shall not unilaterally amend the scope of any Phase 4 Clinical Trials in the Development Plan without Sandoz’s prior written consent, which shall not be unreasonably withheld.

(f)                                   Good Faith.  In conducting themselves on the JSC and any subcommittees, and in exercising their rights under this Section 3.1, all representatives of each Party shall consider

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diligently, reasonably and in good faith all input received from the other Party, and shall use reasonable efforts to reach consensus on all matters before them.

(g)                                 Compliance.  Notwithstanding anything to the contrary in this Agreement, neither Party nor any of its Affiliates shall be required to take, or shall be penalized for not taking, any action that is not in compliance with such Party’s ethical business practices and policies or that such Party reasonably believes is not in compliance with Applicable Laws.

3.2                               JSC Authority.  The JSC shall have solely the powers expressly assigned to it in Section 3.1 and elsewhere in this Agreement, and shall not have any power to amend, modify, or waive compliance with this Agreement.  It is expressly understood and agreed that the control of decision-making authority by Anacor or Sandoz, as applicable, pursuant to Section 3.1(e), so as to resolve a disagreement or deadlock on the JSC for any matter will not authorize either Party to perform any function not delegated to the JSC, and that neither Anacor nor Sandoz shall have any right to unilaterally modify or amend, or waive its own compliance with, the terms of this Agreement.

ARTICLE 4

DEVELOPMENT

4.1                               Overview.  Anacor will be solely responsible for conducting (a) post-Regulatory Approval Clinical Trials of the Product required by the FDA, and (b) Phase 4 Clinical Trials of the Product supporting the use of the Product in the Territory, that in each case shall be designed, conducted and managed in a manner that is consistent with Anacor’s obligations in Section 6.11(a) (collectively, the “Development Program”).

4.2                               Development Program.

(a)                                 General.  All Development of the Product in the Field for the Territory will be conducted pursuant to a development plan approved by the JSC (the “Development Plan”) that describes all activities to be conducted under the Development Program, including associated timelines and priorities, and a Development Budget for the Development Program.  In the event of any inconsistency between the Development Plan and this Agreement, the terms of this Agreement will govern and control.  The initial Development Plan is attached hereto as Exhibit C.

(b)                                 Amendments to the Development Plan.  On [*****] basis (no later than [*****] of the preceding [*****]), or more often as the Parties deem appropriate, Anacor shall prepare and propose amendments to the then-current Development Plan, including the Development Budget, for approval of the JSC.  Such updated and amended Development Plan shall reflect any changes, re-prioritization of studies within, reallocation of resources with respect to, or additions to the then-current Development Plan.  In addition, Anacor may prepare and propose amendments for approval of the JSC to the Development Plan and corresponding Development Budget from time to time during the [*****] in order to reflect changes in such plan

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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and budget for such [*****], in each case, in accordance with the foregoing.  Once approved by the JSC, the amended [*****] Development Plan and Development Budget shall become effective for the applicable period on the date approved by the JSC (or such other date as the JSC shall specify).  Any JSC approved amended Development Plan and Development Budget shall supersede the previous Development Plan and Development Budget for the applicable period.

(c)                                  Development Costs.  Sandoz shall reimburse Anacor for [*****] of all Phase 4 Development Costs incurred by Anacor, up to a maximum of [*****] of reimbursement per Calendar Year, according to the process set forth in Section 8.3.  Anacor shall be solely responsible for all other costs it incurs in connection with the Development of the Product for the Territory, including costs for post-Regulatory Approval Clinical Trials or other Development activities that are required by the FDA as a condition of obtaining or maintaining Regulatory Approval.

4.3                               Development Diligence and Standards of Conduct.  Anacor shall use Commercially Reasonable Efforts to conduct and complete the Development Program, including to carry out the tasks under the Development Plan.  Anacor shall conduct its activities under the Development Plan in a good scientific manner and in compliance with all Applicable Laws, including to ensure that any and all Clinical Trials relating to the Product are designed, conducted and managed in a manner that is consistent with Anacor’s obligations in Section 6.11(a).  To the extent Anacor conducts Development activities outside of the Territory with respect to the Product, (a) Anacor shall use Commercially Reasonable Efforts to avoid a material adverse effect on the Product in the Territory, and (b) Anacor shall use Commercially Reasonable Efforts to keep Sandoz reasonably informed as to such Development activities, subject to any confidentiality obligations owed to Anacor’s applicable Third Party collaborators, and to take into good faith consideration any comments Sandoz may have regarding such activities.

4.4                               Development Records and Reports.  Anacor shall maintain complete and accurate records (in the form of technical notebooks and/or electronic files where appropriate) of all work conducted by it under the Development Plan and all Information resulting from such work.  Such records, including any electronic files where such Information may also be contained, shall fully and properly reflect all work done and results achieved in the performance of the Development Plan in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes.  Anacor shall provide the JSC with reports detailing its Development activities under the Development Plan and the results of such activities as the JSC requests.

4.5                               Subcontracts.  Anacor may perform any of its Development activities under this Agreement through one or more subcontractors or consultants, provided, however, (a) Anacor’s proposed subcontractors and consultants performing Development activities as of the Effective Date are set forth on Exhibit M, and (b) Anacor shall identify all additional proposed subcontractors and consultants performing Development activities to Sandoz prior to engagement thereof and Anacor shall take into good faith consideration any objections Sandoz may have regarding the engagement of such subcontractors and/or consultants.  Anacor shall remain directly responsible for all of its Development activities and obligations under this Agreement that have

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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been delegated or subcontracted to any of its Affiliates or subcontractors or consultants and for ensuring that such Affiliates, subcontractors and consultants comply with the terms and conditions of this Agreement.  In the event of a breach by any of Anacor’s Affiliates, subcontractors or consultants of Anacor’s obligations under this Agreement, Anacor hereby waives any obligation of Sandoz to proceed directly against any such Affiliate, subcontractor or consultant prior to proceeding directly against Anacor.

ARTICLE 5

REGULATORY MATTERS

5.1                               Regulatory Filings and Approvals.

(a)                                 In General.  Anacor shall use Commercially Reasonable Efforts to obtain, and once obtained, to maintain, Regulatory Approvals for the Product in the Territory in order to permit the Commercialization of the Product in the Territory in accordance with this Agreement.  Subject to Section 5.1(c), Anacor shall be responsible for preparing and filing all Regulatory Materials for the Territory, shall be the holder of all Regulatory Approvals in the Territory and will have primary operational responsibility for interactions with Regulatory Authorities, including taking the lead role at all meetings with Regulatory Authorities, provided that Sandoz shall be provided an opportunity to participate in all such activities (other than administrative or other non-substantive activities such as meeting scheduling communications) and to provide input, which Anacor shall in good faith take into consideration before acting.  Subject to Section 5.1(b), this right of participation covers all regulatory activities in the Field in the Territory, including development of regulatory strategy and review of regulatory submissions, attendance at all meetings with Regulatory Authorities that may potentially impact the Development of the Product and review of outcomes of such meetings.  Without limiting the foregoing or being limited thereby: promptly, but in any event within three (3) Business Days of receipt by Anacor, Anacor shall provide to Sandoz complete copies of all correspondence with Regulatory Authorities, provided, however, that Anacor shall promptly, but in any event within two (2) Business Days of receipt, provide Sandoz with complete copies of all correspondence indicating under what conditions the NDA has been approved for the Product by the FDA, including regarding the proposed or approved label for the Product by the FDA or any amendments to the label.

(b)                                 Reporting and Review.  The JSC shall develop and implement procedures for drafting and reviewing Regulatory Materials for the Product in the Territory, which shall provide sufficient time for Sandoz to provide substantive comments prior to the filing of such Regulatory Materials.  Anacor shall promptly notify Sandoz of all Regulatory Materials that it submits for the Product in the Territory and shall promptly provide Sandoz with a copy (which may be wholly or partly in electronic form) of such Regulatory Materials.  Anacor will provide Sandoz with reasonable advance notice of any scheduled meeting with any Regulatory Authority and/or any Regulatory Materials with respect to the Product in the Territory, and Sandoz shall have the right to participate in any such meeting, to the extent permitted by Applicable Laws.  Representatives of Anacor will be the primary spokespeople at any such meeting and will be given

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preference in attending such meeting in the event that the number of attendees is limited by the Regulatory Authority.  Anacor shall promptly, but in any case within two (2) Business Days of receipt, furnish Sandoz with copies of all material correspondence to or from, and minutes of material meetings with, any Regulatory Authority relating to the Development of the Product in the Territory.

(c)                                  Promotional Materials.  Sandoz, at its cost, shall be solely responsible for developing, filing and making decisions with respect to all Promotional Materials and associated Regulatory Materials, including all filings and interactions with the OPDP.  The Parties shall jointly notify the FDA of Anacor’s delegation of such responsibility to Sandoz.  Sandoz shall provide Anacor with a copy of each such filing promptly after submission thereof.  For the avoidance of doubt, Sandoz will retain exclusive authority and responsibility for the filing of Promotional Materials with the FDA on Form 2253 (or such other form as required by FDA) or as otherwise required by, or permitted under, Applicable Laws.  Sandoz shall promptly, but in any case within three (3) Business Days of receipt, provide Anacor with complete copies of all correspondence relating to Promotional Materials with Regulatory Authorities, including OPDP.

5.2                               Regulatory Costs.  Other than as set forth in Sections 5.1(c) and 8.7 with respect to the activities contemplated by the Parties under this Agreement, [*****] all regulatory fees incurred that are payable to a Regulatory Authority relating to the Product, including the PDUFA user fee for the Product (and any other related fees).  [*****] regulatory activities under this Article 5.

5.3                               Product Withdrawals and Recalls.

(a)                                 If any Regulatory Authority (i) threatens, initiates or advises any action to remove the Product from the market in the Territory, or (ii) requires or advises Anacor, Sandoz or their respective Affiliates to distribute a “Dear Health Care Provider” letter or its equivalent regarding use of the Product in the Territory, then Anacor or Sandoz, as applicable, shall notify the other Party of such event within three (3) Business Days (or sooner if required by Applicable Laws) after such Party becomes aware of the action, threat, advice or requirement (as applicable).  The JSC, via the Parties’ respective heads of Quality or other designees, will discuss and attempt to agree upon whether to recall or withdraw the Product in the Territory; provided, however, that if the Parties fail to agree within an appropriate time period, Anacor shall have the right to decide whether to recall or withdraw the Product in the Territory.  Any recall expenses with respect to the Product in the Territory will be [*****], except to the extent that the recall or withdrawal is attributable to the negligence or willful misconduct of [*****], in which event [*****] shall bear such costs for which it is responsible.  Subject to the preceding sentence, (x) within [*****] after the end of a Calendar Quarter in which [*****] incurs recall expenses, [*****] shall submit a statement of such expenses to [*****] and (y) Sandoz shall adjust its next payment to Anacor under Section 8.4 and make any additional payment to Anacor that is not otherwise covered by the adjustment to the applicable payment to Anacor under Section 8.4 for the Calendar Quarter so that [*****] of the total of such expenses in the applicable Calendar Quarter that are to be [*****] pursuant to the preceding sentence.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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(b)                                 If and when Anacor recovers any recall expenses from [*****], subject to [*****], Anacor shall promptly pay to Sandoz [*****] of such recovered amounts received (net of any applicable Taxes).

5.4                               Safety Reporting.  The Parties’ obligations with respect to exchanging and reporting adverse event and other safety information relating to the Product will be set forth in a pharmacovigilance agreement to be entered into between the Parties no later than [*****] after the Effective Date.  Anacor shall be primarily responsibility for maintaining the safety database for the Product and reporting safety-related information to the FDA.  Sandoz shall be primarily responsibility for collecting information related to adverse events and timely providing such information to Anacor, or to the FDA, as appropriate.  [*****] will be [*****] responsible for [*****] costs incurred by [*****] related to pharmacovigilance and drug safety.

5.5                               Standards of Conduct.  Each Party shall make regulatory filings and conduct all other regulatory activities under this Article 5 in compliance with all Applicable Laws, including any applicable anti-bribery and anti-kickback laws and regulations.

5.6                               Subcontracts.  Each Party may perform any of its regulatory activities under this Agreement through one or more subcontractors or consultants, provided, however, (a) that each Party’s proposed subcontractors and consultants performing Regulatory Activities as of the Effective Date are set forth on Exhibit M and (b) each Party shall identify all additional subcontractors and consultants performing Regulatory Activities to the other Party prior to the engagement thereof and take into good faith consideration any objections the other Party may have regarding the engagement of such subcontractors and/or consultants.  Each Party shall remain directly responsible for all of its regulatory activities and obligations under this Agreement that have been delegated or subcontracted to any of its Affiliates or subcontractors or consultants and for ensuring that such Affiliates, subcontractors and consultants comply with the terms and conditions of this Agreement.  In the event of a breach by a Party’s Affiliate, subcontractor or consultant of such Party’s obligations under this Agreement, such Party hereby waives any obligation of the other Party to proceed directly against any such Affiliate, subcontractor or consultant prior to proceeding directly against such Party.

ARTICLE 6

COMMERCIALIZATION

6.1                               Overview.  Sandoz shall use Commercially Reasonable Efforts to Commercialize the Product in the Field in the Territory as provided in this Article 6.  Anacor shall use Commercially Reasonable Efforts to undertake the activities with respect to the Product in the Field in the Territory that are allocated to Anacor pursuant to the Medical Affairs Plan, as provided in this Article 6, and such promotional activities as may be mutually agreed by the Parties under a promotional agreement that may be negotiated and entered into following the Effective Date.  Each Party shall be responsible for the costs they incur to conduct their respective Commercialization activities.

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6.2                               Commercialization Plan.  The strategy for the commercial launch of, and subsequent Commercialization of, the Product in the Territory will be described in a comprehensive plan (the “Commercialization Plan”), which is to be used as the basis for the Commercialization activities to be undertaken under this Agreement and which specifically describes the then-current planned [*****].  The proposed Commercialization Plan covering Commercialization activities from pre-launch through [*****] is attached hereto as Exhibit D.  The Commercialization Plan and subsequent revisions thereto will contain the information described above in this Section 6.2 and other information the JSC believes necessary for the successful commercial launch and subsequent Commercialization of the Product.  Sandoz shall use Commercially Reasonable Efforts to timely undertake the activities in the Commercialization Plan and, in using such efforts, may deviate from the Commercialization Plan as it determines to be appropriate consistent with the use of Commercially Reasonable Efforts. In the event of any inconsistency between the Commercialization Plan and this Agreement, the terms of this Agreement shall govern and control.

6.3                               Amendments to the Commercialization Plan.  Sandoz shall prepare and propose on [*****] basis (no later than [*****] of the preceding [*****]), and provide to the JSC for approval, an updated Commercialization Plan covering the following [*****].  The JSC will approve the updated Commercialization Plan by [*****] of the preceding [*****], or if the JSC fails to reach consensus on the Commercialization Plan, the Parties will refer the dispute to the Executive Officers under Section 3.1(e).  In addition, Sandoz may prepare and propose amendments to the Commercialization Plan from time to time during the [*****] in order to reflect material changes in such plan for such [*****].  Any amended Commercialization Plan will become effective [*****].

6.4                               Commercialization Costs.  Except as provided in Section 6.5, each Party shall be solely responsible for all costs and expenses incurred by or on behalf of such Party or its Affiliates in the Commercialization of the Product in the Territory.

6.5                               Pre-Launch Commercialization Activities.  Sandoz shall have the opportunity to review the Pre-Launch Commercialization Activities and Pre-Launch Commercialization Costs and to determine which deliverables, marketing materials and other products resulting from such Pre-Launch Commercialization Activities would be useful to Sandoz in fulfilling its obligations, and exercising its rights, under this Agreement; provided, however, that [*****].  From time to time after the date of this Agreement, Sandoz may notify Anacor of any additional deliverables, marketing materials and other materials resulting from the Pre-Launch Commercialization Activities that Sandoz may elect to utilize and thereafter Anacor shall invoice Sandoz for the Pre-Launch Commercialization Costs incurred by Anacor related thereto.  Within [*****] of receipt of an invoice from Anacor for any such Pre-Launch Commercialization Costs incurred by Anacor that Sandoz agrees to reimburse pursuant to this Section 6.5, Sandoz shall reimburse Anacor for such costs.

6.6                               Sales and Distribution; Returns.  Sandoz shall be solely responsible for handling all returns, recalls, order processing, invoicing and collection, distribution, and receivables for the

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Product in the Territory.  Sandoz shall book all sales of the Product in the Territory.  Anacor shall not accept orders for the Product or sell the Product for its own account or for Sandoz’s account, and if Anacor receives any order for the Product in the Territory, it shall refer such orders to Sandoz for acceptance or rejection.  If Product is returned to Anacor, Anacor shall promptly ship such Product to Sandoz.  Anacor, if requested by Sandoz, shall advise the customer who made the return that the Product has been returned to Sandoz.

6.7                               Commercialization Reports. Periodically during each [*****], Sandoz shall keep the JSC informed regarding the progress and results of Commercialization activities for the Product in the Territory.  In addition, Sandoz shall provide the JSC [*****].

6.8                               Use of Commercial Data and Information.  Anacor may request through the JSC the right to use, in connection with the commercialization of the Product outside the Territory, data, marketing materials and other Product-related communications developed by or on behalf of Sandoz or its Affiliates under this Agreement and which solely relate to the Product.  Upon Sandoz’s prior written consent, such consent not to be unreasonably withheld or delayed, Sandoz shall provide the approved materials to Anacor for such use.  Sandoz hereby grants Anacor the right to use and create derivative works of the Information provided under this Section 6.8 solely for commercializing the Product outside the Territory, and to grant such right to its Affiliates and to its Third Party partners to whom it has granted the right to Commercialize the Product outside the Territory; provided, however, that to the extent Sandoz does not have the right to grant such right and has used its commercially reasonable efforts to obtain from any relevant Third Party the right to grant such right without incurring any obligation to such Third Party, Sandoz shall be under no obligation to grant such right.  Following termination of this Agreement, Anacor will have the right to use such materials and other materials pursuant to Section 13.10(a)(i) or (b)(i); provided, however, that to the extent Sandoz does not have the right to grant such right and has used its commercially reasonable efforts to obtain from any relevant Third Party the right to grant such right without incurring any obligation to such Third Party, Sandoz shall be under no obligation to grant such right.  For the avoidance of doubt, Sandoz shall not have any responsibility or liability whatsoever for any such uses of such Information by or on behalf of Anacor or its Affiliates or Third Party partners.

6.9                               Certain Diligence Obligations.  As part of Sandoz’s obligation to use Commercially Reasonable Efforts to Commercialize the Product in the Field in the Territory, Sandoz shall use Commercially Reasonable Efforts to achieve First Commercial Sale of the Product in the Territory within [*****] after the Initiation of Commercialization.  “Initiation of Commercialization” means the date Anacor makes available for delivery to Sandoz [*****] of the quantity of the Product (manufactured and made available in accordance with this Agreement, including Article 7 and the Quality Agreement) ordered in the initial purchase order delivered by Sandoz within [*****] of the Effective Date (an unexecuted copy of which has been provided to Anacor prior to the execution of this Agreement) for purposes of the commercial launch of the Product, which purchase order specifies (i) the amount of such Product required by Sandoz (in an amount that in any event shall be consistent with the first Forecast set forth in Exhibit E), and (ii)

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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the delivery date for such Product required by Sandoz (which date shall be consistent with the first Forecast set forth in Exhibit E).

6.10                        Subcontracts.  Neither Party may perform any of its Commercialization activities under this Agreement through any subcontractors or consultants other than those listed on Exhibit M without first obtaining the written consent of the other Party, such consent not to be unreasonably withheld; provided, it is acknowledged and agreed that (a) with respect to the promotion of the Product and performance of its Commercialization activities under this Agreement, Sandoz may utilize [*****], and (b) Sandoz may utilize the Third Parties identified on Exhibit M to handle Product returns.  Each Party shall remain directly responsible for all of its Commercialization activities and obligations under this Agreement that have been delegated or subcontracted to any of its Affiliates or subcontractors or consultants and for ensuring that such Affiliates, subcontractors and consultants comply with the terms and conditions of this Agreement.  In the event of a breach by a Party’s Affiliate, subcontractor or consultant of such Party’s obligations under this Agreement, such Party hereby waives any obligation of the other Party to proceed directly against any such Affiliate, subcontractor or consultant prior to proceeding directly against such Party.

6.11                        Regulatory Compliance.

(a)                                 Obligations.  Each of Anacor and Sandoz shall conduct their Commercialization and Development activities in accordance with Applicable Laws and the Guidelines (as defined below) and shall cooperate with one another in any efforts toward ensuring that government reporting (including price and gift reporting), sales, marketing and promotional practices in respect of each Product meet the standards required by: (i) Applicable Laws; (ii) applicable guidelines concerning the advertising and promotion of prescription drug products, including the Office of the Inspector General’s (“OIG”) Compliance Guidance Program issued in 2003, the American Medical Association (the “AMA”) Guidelines on Gifts to Physicians, the Pharmaceutical Research and Manufacturers of America (“PhRMA”) Code on Interactions with Healthcare Professionals, as hereafter amended from time to time (the “PhRMA Code”), the PhRMA Principles on Conduct of Clinical Trials and Communication of Clinical Trial Results, and the standards set forth by the Accreditation Council for Continuing Medical Education relating to educating the medical community in the United States (“ACCME Standards”) (collectively, the “Guidelines”); (iii) the Prescription Drug Marketing Act of 1987, as amended, and the rules, regulations and guidelines promulgated thereunder (the “PDMA”); (iv) federal, state and local agencies and all payor “fraud and abuse”, and consumer protection and false claims statutes and regulations, including the Medicare and State Health Programs Anti-Kickback Law (42 U.S.C. §1320a-7b(b)) and the Safe Harbor Regulations found at 42 C.F.R. §1001.952 et seq.; and (v) the U.S. Foreign Corrupt Practices Act of 1977, as amended, including the rules and regulations thereunder.  In addition, each Party shall obtain and maintain all licenses, permits, approvals and other authorizations applicable to it in order to enable it to perform its respective obligations hereunder.  Notwithstanding the foregoing, Sandoz shall have sole responsibility for entering into and thereafter maintaining Government Health Care Program Contracts for the Product, and be

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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solely responsible for determining and negotiating pricing for the Product and for calculating and reporting timely and accurate price metrics for the Product under the Government Health Care Program Contracts, and any similar state price reporting obligations, to the applicable Governmental Authorities in accordance with Applicable Laws.  The Parties shall cooperate in good faith to update their obligations under this Section 6.11(a) from time to time to reflect any changes in any of the foregoing (i) — (v) or to resolve any conflicts in any of the foregoing standards as applied to the Parties’ activities under this Agreement.  Sandoz shall be solely responsible for the payment and processing of all rebates, chargebacks or other fees payable with respect to the Product under the Government Health Care Contracts, and for maintaining applicable records related thereto for a minimum of [*****] or such longer period as may be required by Applicable Law.

(b)                                 Reporting.  Each Party shall be responsible for calculating, tracking and reporting transfers of value initiated and controlled by its employees and/or contractors pursuant to its respective obligations under the requirements of Section 6002 (Transparency Reports and Reporting of Physician Ownership and Investment Interest) of the Patient Protection and Affordable Care Act, commonly referred to as the “Sunshine Act”, and applicable state marketing reporting laws.  Subject to Applicable Laws, the value reported to the Centers for Medicare & Medicaid Services shall be the amount expended by the controlling Party, irrespective of the division of or reconciliation of expenses between the Parties.  Each Party shall bear its own costs incurred to fulfill its respective government reporting and regulatory compliance obligations described above in this Section 6.11(b).

(c)                                  Information.  Each of Anacor and Sandoz shall reasonably cooperate with the other Party to provide the other Party reasonable access to such information, data and reports solely related to the Product reasonably required by the other in order to comply with the relevant provisions of the Medicare Modernization Act and any other Applicable Laws, including reporting requirements, in a timely and appropriate manner.  Each Party shall ensure that its reporting to the Centers for Medicare and Medicaid Services and other federal and state healthcare programs related to the Product is true, complete and correct in all respects; provided however, that neither Party shall be held responsible for submitting erroneous reports if such deficiencies result from information provided by the other Party which itself was not true, complete and correct.  Each Party shall notify the other Party promptly upon becoming aware of any Product-related inquiries or document requests by any Governmental Authority, or claims or threatened claims related to the Product.

(d)                                 Cooperation.  Anacor and Sandoz shall confer with each other on a regular basis to discuss and compare their respective procedures and methodologies relating to each Party’s compliance with Applicable Laws or fulfillment of any other obligation in this Section 6.11.  In the event that the Parties have different understandings or interpretations of this Section 6.11 or the applicability of, or standards required by, any Applicable Laws, then the Parties shall confer and seek to reach common agreement on such matters.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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6.12                        Detailing.  To help the Parties to plan Commercialization activities, Sandoz shall develop and propose for JSC approval for inclusion in the Commercialization Plan [*****] detailing and targeting plan (“Field Force Detailing Plan”).  Such plan shall include the Detail Effort and [*****].  With respect to the Detail Effort, such plan shall include [*****].  Sandoz shall deliver to Anacor a preliminary report containing its good faith estimate of [*****] during each [*****], no later than [*****] after the end of each [*****].  No later than [*****] after the end of such [*****], Sandoz shall deliver to Anacor a report [*****] for such [*****]. The Parties acknowledge and agree that the Field Force Detailing Plan shall not limit Sandoz’s Commercialization efforts under this Agreement or act to override or otherwise characterize Sandoz’s obligation to use Commercially Reasonable Efforts to Commercialize the Product in the Field in the Territory, which efforts will from time to time provide for material deviations from the then-current Field Force Detailing Plan.

6.13                        Reimbursement and Managed Care Activities.  Sandoz shall be solely responsible for managed care and reimbursement matters for the Product, including for the operational aspects of managing and carrying out efforts related to obtaining reimbursement for the Product in the Territory and the negotiation of managed care arrangements, in compliance with Applicable Laws.  Sandoz shall make all decisions related to reimbursement and managed care matters for the Product, provided that such decisions shall be consistent with similar decisions made by Sandoz and its Affiliates for its other branded (non-generic) products.  Sandoz shall be solely responsible for the payment and processing of all rebates, chargebacks or other fees payable with respect to the Product under Third Party commercial distribution, group purchasing, and managed care agreements (collectively “Commercial Agreements”), and for maintaining applicable records related thereto for a minimum of [*****] or such longer period as may be required by Applicable Laws.

6.14                        Marketing.

(a)                                 Advertising and Promotional Materials.  Sandoz shall prepare and produce all Promotional Materials for the Product in the Territory.  When practicable to do so, Sandoz shall provide Anacor up to five (5) Business Days to review and comment on proposed Promotional Materials for the Product in the Territory and Sandoz shall in good faith take into consideration timely comments provided by Anacor.  In relation to the Product, Sandoz shall determine the manner in which the Parties will be presented and described to the medical community in any Promotional Materials or other materials related to the Product and the placement of the names and logos of the Parties, in each case as permitted by Applicable Laws and the approved labeling for the Product.  Sandoz shall own all right, title and interest in and to any and all such Promotional Materials, including all applicable copyrights, trademarks (other than the Kerydin Marks and Anacor’s name and logo, which are licensed to Sandoz under Section 9.10), program names and domain names, subject to the rights granted to Anacor under Sections 6.8 and 13.10(a)(i) or (b)(i).

(b)                                 Samples.  Exhibit L provides for procedures for supplying reasonable requirements of Samples to the Sales Representatives.  Sandoz will be responsible for Sample

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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management, reporting and accountability, including all governmental reporting and related regulatory compliance obligations under Applicable Laws.  To the extent that Anacor is manufacturing Samples, Anacor remains responsible as the manufacturer of the Samples.

(c)                                  Medical Information.  Sandoz shall determine procedures for responding in a consistent manner to medical information requests on the Product from healthcare professionals and consumers.  Sandoz shall be solely responsible for responding to all medical information requests related to the Product.  Sandoz shall be responsible for providing customer support and responding to product and medical complaints relating to the Product.

(d)                                 Sales Forces.  Sandoz shall have sole responsibility for all costs and expenses in connection with its Sales Representatives, including salaries, travel expenses and other expenses, credentialing, licensing, providing benefits, deducting federal, state and local payroll taxes, FICA contributions, FUI, SUI and any similar taxes and paying workers’ compensation premiums, unemployment insurance contributions and any other payments required by Applicable Laws to be made on behalf of employees.  Nothing in this Agreement shall be construed to conclude that any of Sandoz’s Sales Representatives or any other agents or employees of Sandoz are agents or employees of Anacor or subject to Anacor’s direction and control.  Sandoz shall have sole authority over the terms and conditions of employment of its Sales Representatives, including their selection, management, compensation (including incentive plans) and discharge.

(e)                                  Training.  Sandoz shall develop and provide product training programs and materials for the Product to ensure a consistent, focused promotional strategy.  Sandoz shall own all rights in the training programs and materials in all formats (print, video, audio, digital, computer) including all applicable copyrights, trademarks, program names, domain names and Internet sites, but in all cases excluding the Kerydin Marks and the Anacor name and logo, which are licensed to Sandoz under Section 9.10.

(f)                                   Compliance Training.  Sandoz shall provide its Sales Representatives appropriate training on proper marketing and sales techniques.  Each Party will be responsible for training its respective employees on, and will instruct its respective employees to comply with, (i) Applicable Laws, including, among others, FDA requirements and all state and federal regulations and guidelines concerning the advertising of prescription drug products, including the PDMA, the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder, and (ii) the OIG Compliance Guidance Program, the AMA Guidelines on Gifts to Physicians, the PhRMA Code and the ACCME Standards.

6.15                        Medical Affairs.  The Parties shall conduct Medical Affairs Activities in accordance with a medical affairs plan that is prepared and proposed by Sandoz (the “Medical Affairs Plan”).  The Medical Affairs Plan shall describe [*****].  The proposed Medical Affairs Plan covering activities from the Effective Date through [*****] is attached hereto as Exhibit K.  All amendments to the Medical Affairs Plan shall be prepared and proposed by Sandoz for approval by the JSC.  In the event of any inconsistency between the Medical Affairs Plan and this Agreement, the terms of this Agreement shall govern and control.  Sandoz shall be primarily

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responsible for conducting (itself or through an Affiliate) all Medical Affairs Activities, at its expense, provided that Anacor shall conduct certain Medical Affairs Activities that are expressly contemplated and agreed to by Anacor under the Medical Affairs Plan (the “Anacor Medical Affairs Activities”).  [*****] to conduct the Anacor Medical Affairs Activities.

ARTICLE 7 MANUFACTURE AND SUPPLY

7.1                               Overview.  Anacor shall manufacture and supply the Product to Sandoz for commercial use as provided in this Article 7 under the direction of the JSC and in accordance with the Manufacturing Plan.  Anacor shall be solely responsible for the manufacture of all Product used by Anacor for the Development of the Product.  Anacor shall [*****] obtain and maintain all approvals from Regulatory Authorities necessary in connection with the manufacture and supply of the Product.

7.2                               Supply Obligation.

(a)                                 Initial Term; Extension Terms.  During the Initial Term, Anacor shall be solely responsible for, and Sandoz shall exclusively purchase from Anacor, all supply of Product (including Samples) for Commercialization by Sandoz in the Territory.  The Parties shall discuss the establishment of [*****] as a second source of supply for the Product during the [*****].  If the Parties so agree in writing, Anacor shall provide all necessary licenses and shall conduct technology transfer necessary for [*****] to manufacture the Product in accordance with Applicable Laws.

(b)                                 Requirements; NDCs.  Subject to Section 7.2(a), Sandoz will obtain one hundred percent (100%) of its and its Affiliates’ requirements for the Product for Commercialization in the Territory from Anacor, and Anacor agrees to use Commercially Reasonable Efforts to manufacture or have manufactured and supply to Sandoz all of Sandoz’s and its Affiliates’ requirements for Product, in finished, packaged and labeled form, for Commercialization in the Territory.  [*****].  Sandoz shall use Product supplied by Anacor under this provision solely to conduct its Commercialization activities in the Territory in accordance with the terms of this Agreement. The Parties shall also cooperate with one another regarding [*****] with respect to returned products, rebate payments, chargeback claims, fees related to the Patient Protection and Affordable Care Act, coupons and vouchers and government program price reporting issues.

7.3                               Quality Agreement.  No later than [*****], the Parties will enter into a quality agreement allocating responsibility for quality-related activities, including GMP compliance, between the Parties (the “Quality Agreement”).  In the event of a conflict between this Agreement and the Quality Agreement, the Quality Agreement will control with respect to quality-related matters, and this Agreement will control with respect to all other matters.  Each Party will conduct all activities under this Article 7 in compliance with the Quality Agreement.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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7.4                               Supply Forecasts.  On or before the [*****] after the Effective Date, Sandoz shall provide Anacor a good faith [*****] rolling forecast of anticipated orders of the Product to be placed during each such [*****] (each, a “Forecast”).  The first Forecast and proposed delivery dates [*****].  Each order must be in increments of [*****] and for at least [*****] and at least [*****].  [*****].  The first [*****] of each such Forecast shall be a binding commitment on Sandoz to place purchase orders, in each [*****], to order at least the amount of Product specified.  The remaining [*****] of each such Forecast (i.e., [*****]) shall otherwise be non-binding.  As part of such orders and purchases, Sandoz shall purchase [*****] quantities of conforming Product [*****] during the [*****] period of time following the Effective Date, which quantities of such Product meet the requirements and standards provided for in this Agreement and the Quality Agreement, including applicable expiration dating set forth in Section 7.7(g).

7.5                               Orders.  To order Product for supply by Anacor under this Article 7, Sandoz shall submit to Anacor a purchase order (which is binding on Sandoz), no later than the [*****], complying with the applicable terms of this Article 7 and specifying the amount of Product ordered, the requested delivery date and the applicable destination.  For purchase orders that are less than or equal to [*****] of the binding amount in the Forecast, the requested delivery date must be at least [*****] after the date of submission of the purchase order.  Purchase orders that are more than [*****] of the binding amount in the Forecast (each, a “Supplemental PO”) shall not be binding upon Anacor unless and until Anacor accepts the quantities and delivery dates in writing after receipt of the Supplemental PO.  Anacor will confirm or reject any Supplemental PO within [*****] after receipt.

7.6                               Commercial Supply Price.  Anacor shall supply the Product to Sandoz and its Affiliates for use in marketing and sales in the Territory at Anacor’s Manufacturing Costs.  If Anacor transfers the right to supply Product to an Affiliate, Anacor may request that the financial terms be adjusted to reflect the reallocation between Anacor and its Affiliates, and the Parties shall amend this Agreement to reflect such adjustments, provided that the total aggregate payment obligations from Sandoz to Anacor and its Affiliates following such adjustments shall not exceed the amounts otherwise payable to Anacor under this Agreement prior to such adjustment.  At a minimum, on a [*****] basis, Sandoz and Anacor shall meet in person or by teleconference or videoconference to discuss the supply and operations planning with respect to the Product, and Anacor shall use Commercially Reasonable Efforts to include its Third Party Manufacturer in each such meeting.

7.7                               General Supply Terms.

(a)                                 Delivery by Anacor.  Anacor shall deliver the Product [*****], and shall use Commercially Reasonable Efforts to deliver the Product by the delivery dates established under Section 7.5 and otherwise in conformance with Sandoz’s order(s).  Title to and risk of loss in the Product shall pass to Sandoz when [*****].  Sandoz shall use Commercially Reasonable Efforts to [*****].  Anacor shall provide appropriate documentation (including a certificate of analysis and certificate of compliance) with all shipments of Product hereunder.  Notwithstanding the foregoing, to the extent approved by the JSC, Anacor shall have the right to supply Product for

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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Development from Product ordered by Sandoz, and to decrease the amount delivered to Sandoz (as compared with the amount ordered in the purchase order) accordingly.

(b)                                 Quality Assurance by Anacor.  For all Product delivered to Sandoz, Anacor will conduct quality control, or will cause its Third Party Manufacturer to conduct such testing, for compliance with Specifications and testing required for compliance with Applicable Laws, including GMP.

(c)                                  Warranties.  Anacor represents and warrants to Sandoz that the Product supplied pursuant to this Agreement shall (i) be manufactured in accordance with GMP and all Applicable Laws, and (ii) upon delivery, conform with the Specifications as set forth in the Product NDA.

(d)                                 Non-conforming Product.

(i)                                    Acceptance and Rejection by Sandoz.  Each shipment of Product shall contain such quality control certificates and other documentation as are necessary to show that Product conforms to the Specifications in all material respects at the time of delivery and was manufactured in compliance with GMP.  In the event that Sandoz determines within [*****] of receipt of each shipment of Product that any such Product did not materially conform to the Specifications at the time of delivery or otherwise comply with the product warranty in Section 7.7(c), Sandoz shall notify Anacor thereof during such [*****] period, describing the non-conformity.  The Parties shall thereafter promptly discuss and determine a process for investigating such non-conformity, which may include, to the extent consistent with Anacor’s agreement with its Third Party Manufacturer, submitting the Product to an independent laboratory or recognized industry expert for testing.  Anacor and its Third Party Manufacturer will have the right to inspect and test all allegedly non-conforming Product, which Sandoz shall provide to Anacor or its Third Party Manufacturer upon Anacor’s reasonable request.

(ii)                                Product Disposition.  With respect to any Product that is finally determined to be non-conforming following an investigation under Section 7.7(d)(i), as and to the extent directed by Anacor in its sole discretion, Sandoz shall either (A) destroy such non-conforming Product in its entirety in accordance with Applicable Laws, or (B) return the Product to Anacor or its Third Party Manufacturer in accordance with Applicable Laws.

(iii)                            [*****] Replacement by Anacor.  In the event that an investigation under Section 7.7(d)(i) determines that any Product was non-conforming, Anacor shall use Commercially Reasonable Efforts to replace all of such non-conforming Product [*****] and Anacor shall as soon as practicable deliver to Sandoz [*****] all replacement Product.  For clarity, notwithstanding Sandoz’s obligation under Section 7.4 to purchase certain quantities of Product [*****], Sandoz [*****] any non-conforming Product [*****].

(iv)                             Sole Remedy.  Except for Anacor’s indemnification obligations pursuant to Article 11.1, the remedies expressly provided in this Section 7.7(d) shall be Sandoz’s

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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sole and exclusive remedy for the breach of Section 7.7(c) as a result of the delivery by Anacor of non-conforming Product.

(v)                                 Latent Defects.  As soon either Party becomes aware of a Latent Defect (defined below) in any Product lot, it will promptly notify the other Party of such event (including reasonable details and the lot involved).  If the Product accepted by Sandoz becomes non-conforming by virtue of the later discovery of a Latent Defect, Sandoz may place the lot on quality assurance hold pending Anacor’s investigation and a final resolution of the claimed Latent Defect pursuant to Section 7.7(d)(i).  In the event that such Product is found to contain a Latent Defect, such Product will be deemed rejected pursuant to Section 7.7(d)(i) as of the date of the notice, and the rights and obligations of the parties with respect to the rejected Product will thereafter be governed by Section 7.7(d)(ii) and Section 7.7(d)(iii).  “Latent Defect” means any instance where the Product fails to conform to the Specifications for the Product at the time of delivery and such failure would not be discoverable upon reasonable physical inspection of such Product or other testing customarily conducted by Sandoz upon receipt by Sandoz in accordance with its standard operating procedures.

(vi)                             No Liability for Subsequent Events.  In no event shall Anacor be liable for Product that conformed to the Specifications at the time of delivery but that ceased to so conform as a result of any event or occurrence, or any action or omission by Sandoz, its Affiliates or designees, following delivery of such Product.  For clarity, this Section 7.7(d)(vi) [*****].

(e)                                  Invoice and Payment.  Anacor shall invoice Sandoz for each order of Product upon receipt of Sandoz’s binding purchase order.  Sandoz shall pay each invoice issued by Anacor within [*****] of receipt of the invoice.

(f)                                   Third Party Manufacturer.  Sandoz hereby acknowledges and agrees that Anacor shall be entitled to perform any or all of its obligations under this Article 7 by subcontracting any or all of such obligations to one or more Third Party manufacturers (each, a “Third Party Manufacturer”), provided, however, in the event that Anacor uses a new Third Party Manufacturer after the Effective Date, Sandoz shall have the right to approve of such Third Party Manufacturer, such approval not to be unreasonably withheld, conditioned or delayed.

(g)                                 Expiration Dating & Stability Testing.  All Product shipped to Sandoz (other than Samples) will have expiration dating of no less than [*****] remaining at the time it is made available at [*****], except that [*****].  Anacor will use Commercially Reasonable Efforts to supply Product with up to [*****] expiration dating.  Anacor may request to ship specific lots [*****] to Sandoz with less than [*****] dating, but only with the prior written approval of Sandoz.  In addition, Anacor will maintain a stability testing program for the Product.  In the event that any results from such program indicate that the Product would not meet its expiration date, Anacor will promptly notify Sandoz.  Replacement Product will be provided to Sandoz [*****] in the event such Product is unsaleable by Sandoz.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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7.8                               Inspections and Records.  Upon Sandoz’s reasonable prior written notice, Anacor shall, during normal business hours, permit Sandoz or its designee to audit Anacor’s facilities, systems and personnel involved in manufacturing the Product supplied to Sandoz hereunder.  All such audits under this Section 7.8 shall occur a maximum of [*****], except that additional audits may be conducted for cause.  Anacor shall provide Sandoz with a summary report [*****], to the extent related to supply of the Product for the Territory.  In addition, Anacor will use Commercially Reasonable Efforts to cause its Third Party Manufacturers to allow Sandoz to (a) accompany Anacor on Anacor’s for-cause audits, if related to supply of the Product for the Territory, of its Third Party Manufacturers’ facilities, systems and personnel involved in manufacturing Product supplied to Sandoz hereunder and (b) together with Anacor, conduct an audit of the Manufacturing Costs.  Anacor shall consider in good faith any guidance given by Sandoz based on any such audit with respect to the manufacture of Product for Sandoz hereunder.  Anacor shall (and shall use Commercially Reasonable Efforts to cause its Third Party Manufacturers to) also permit Regulatory Authorities to audit the facilities, systems and personnel involved in manufacturing Product supplied to Sandoz hereunder and make any corrections or improvements, and take any actions, required as a result of such audit.  Anacor shall maintain (and shall use Commercially Reasonable Efforts to cause its Third Party Manufacturers to maintain), all records and documents necessary to comply with all Applicable Laws (including GMP) relating to the manufacture of the Product (including all manufacturing records, standard operating procedures, equipment log books, batch records, laboratory notebooks and all raw data relating to the manufacture of Product), which shall be retained for such period as may be required by Applicable Laws.

7.9                               Specifications Changes by Anacor.  Anacor shall have the right to change the Specifications and/or the manufacturing processes for the Product if such change is required by a Regulatory Authority or otherwise under Applicable Laws.  Anacor shall notify the JSC prior to implementing any such change, and the JSC shall discuss such change at the next JSC meeting.

ARTICLE 8

FINANCIALS

8.1                               Initial Milestone Payments.  On the Effective Date, Sandoz shall pay to Anacor a non-refundable, non-creditable milestone payment of fifteen million Dollars ($15,000,000) in consideration for the exclusive distribution rights granted under this Agreement. In addition, Sandoz shall pay to Anacor a non-refundable, non-creditable approval milestone payment of twenty-five million Dollars ($25,000,000) based upon Anacor’s prior receipt of Regulatory Approval for the Product in the Territory.  Anacor shall invoice Sandoz for such $25,000,000 payment on the Effective Date, and Sandoz shall pay such invoice within thirty (30) days after receipt thereof.

8.2                               Launch Milestone.  Upon the later of (i) the ninetieth (90th) day following the Initiation of Commercialization (or if such ninetieth (90th) day is not a Business Day, the next

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succeeding Business Day), and (ii) January 5, 2015, Sandoz shall pay to Anacor a launch milestone payment of twenty-five million Dollars ($25,000,000).

8.3                               Development Costs.  Within [*****] after each Calendar Quarter in which Anacor incurs Phase 4 Development Costs, Anacor shall provide to Sandoz an invoice for [*****] of all Phase 4 Development Costs incurred by Anacor in such Calendar Quarter, together with a detailed, activity-based statement thereof, to the extent that the aggregate Development Costs reimbursed by Sandoz for the Calendar Year containing such Calendar Quarter are less than or equal to [*****].  Sandoz shall pay each such invoice within [*****] after receipt thereof.

8.4                               Profit Sharing.

(a)                                 For Calendar Year 2014, Sandoz shall pay Anacor fifty percent (50%) of all Gross Profits earned by Sandoz in Calendar Year 2014 within [*****] after the end of each Calendar Quarter.  The payment for the fourth Calendar Quarter of 2014 will be adjusted to reflect any differences between actual Net Sales for Calendar Year 2014 and estimates of Net Sales used to calculate Gross Profit for the prior Calendar Quarters of 2014, which differences are based on then available information that has been accounted for by Sandoz pursuant to IFRS.  As soon as practicable following the availability of subsequent information to account for any adjustment by Sandoz pursuant to IFRS and such accounting, the then current payments to be made by Sandoz to Anacor will be appropriately adjusted.

(b)                                 Subject to Section 8.4(c), beginning January 1, 2015 and continuing during Calendar Year 2015 until such time as Sandoz has earned a total of fifty million Dollars ($50,000,000) in Gross Profits, Sandoz shall retain one hundred percent (100%) of all such Gross Profits earned by Sandoz (“Sandoz Retained Profits”); thereafter (which in any event shall not be later than January 1, 2016) and throughout the remainder of the Term, Sandoz shall pay Anacor fifty percent (50%) of all Gross Profits earned by Sandoz within [*****] after the end of each Calendar Quarter.  The payment for the fourth Calendar Quarter of each Calendar Year will be adjusted to reflect any differences between actual Net Sales for such Calendar Year and estimates of Net Sales used to calculate Gross Profit for the first three (3) Calendar Quarters of such Calendar Year, which differences are based on then available information that has been accounted for by Sandoz pursuant to IFRS.  As soon as practicable following the availability of subsequent information to account for any adjustment by Sandoz pursuant to IFRS and such accounting, the then current payments to be made by Sandoz to Anacor will be appropriately adjusted.

(c)                              If at any time during Calendar Year 2015 Sandoz can not market or sell the Product due to reasons not within Sandoz’s control, then following the end of Calendar Year 2015,

(i) Sandoz shall have the right to invoice Anacor for an amount equal to [*****] (the “Launch Milestone Recoupment Amount”) and Anacor shall pay such invoice within [*****] of receipt; and

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(ii) following the submission of the Launch Milestone Recoupment Amount invoice to Anacor: (A) all Minimum Payments provided for under Section 8.5 shall be tolled until the Completion of Recoupment; (B) once Sandoz can market and sell the Product again (“Renewed Sales”), Sandoz shall pay to Anacor a launch milestone payment equal to the Launch Milestone Recoupment Amount within [*****] of Renewed Sales; and (C) until such time as Sandoz has earned Gross Profits from such Renewed Sales in an amount that totals [*****], Sandoz shall retain [*****] of all Gross Profits earned by Sandoz (“Completion of Recoupment”), and thereafter and throughout the remainder of the Term, Sandoz shall pay Anacor fifty percent (50%) of all Gross Profits earned by Sandoz within [*****] after the end of each Calendar Quarter and comply with the procedures set forth in Section 8.4(b) above.

For the avoidance of doubt, the Launch Milestone Recoupment Amount shall in no event exceed [*****].  For clarity, “reasons not within Sandoz’s control” pursuant to this Section 8.4(c) and Section 8.5(b)(ii) below shall [*****].

(d)                             Within [*****] after the end of each Calendar Quarter, Sandoz shall provide Anacor with a statement setting forth the gross sales of the Product in the Territory during the applicable Calendar Quarter, a calculation of Net Sales for such Calendar Quarter showing the aggregate deductions (by category) from gross sales provided for in the definition of Net Sales, the Cost of Goods Sold for such Calendar Quarter, and a calculation of the amount of Gross Profit for such Calendar Quarter.  For statements provided for the fourth Calendar Quarter for a Calendar Year, a calculation of the adjustments and estimates used to calculate Gross Profit for such Calendar Year shall also be included.

8.5                               Minimum Payments.

(a)                                 Minimum Payments.  The Parties have agreed to cumulatively total payments being made to Anacor under Sections 8.4(b) and (c)(ii) following Completion of Recoupment (if applicable) in order to periodically compare these sums to a payment schedule set forth below and, to the extent of a shortfall, for Sandoz to make up the difference with additional payments to Anacor as provided under this Section 8.5(a) (the “Minimum Payments”); provided, the Parties also have agreed that under certain circumstances as detailed in Section 8.4(c) and Section 8.5(b), the time period for measuring and making certain of the Minimum Payments will be extended under specified circumstances set forth in Section 8.4(c) and Section 8.5(b).  The obligation to make Minimum Payments begins upon the Initiation of Commercialization.  Assuming none of the circumstances set forth in Section 8.4(c) or Section 8.5(b) alter the timing of the Minimum Payments, the Minimum Payments shall be paid with respect to Calendar Year 2016, and the Parties will evaluate whether and in what amount a Minimum Payment is due on a Calendar Quarter basis, (in such event, each such Calendar Quarter, a “Qualifying Time Period”).  For the avoidance of doubt, Sandoz shall not be obligated under this Section 8.5(a) to cumulatively pay any more than (x) the amount set forth below for a particular Qualifying Time Period or (y) $45 million in total for the first four Qualifying Time Periods (expected to coincide with Calendar Year 2016).  For example, if Sandoz paid [*****] for the first Qualifying Time

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Period, and paid [*****] for the second Qualifying Time Period, then the additional payment for the second Qualifying Time Period shall be [*****] (i.e., [*****], less [*****] for the first Qualifying Time Period and [*****] for the second Qualifying Time Period).

Expected payment Qualifying Time Periods; Corresponding cumulative Minimum Payments under Sections 8.4 and 8.5

first Qualifying Time Period (expected to be Q1 2016)	[*****]
second Qualifying Time Period (expected to be Q2 2016)	[*****]
third Qualifying Time Period (expected to be Q3 2016)	[*****]
fourth Qualifying Time Period (expected to be Q4 2016)	$45 million

Note: Total Minimum Payments for First Four Qualifying Time Periods = $45 million.

(b)                                 Qualifications for Minimum Payments.  As provided in this Section 8.5(b), the obligation of Sandoz to make Minimum Payments under Section 8.5(a) may under expressly specified conditions be tolled or otherwise adjusted.  Where Sandoz’s obligations to make any Minimum Payments under Section 8.5(a) are being tolled, then the first period of time impacted by the tolling condition will be made longer and all subsequent Qualifying Time Periods referenced above will also be correspondingly delayed by such period of the tolling condition.

(i)                                    If at any time [*****], then Sandoz’s obligations to make any Minimum Payments under Section 8.5(a) shall be tolled until [*****].  When the period of such tolling ends, the schedule of remaining Minimum Payments under Section 8.5(a) shall recommence with dates adjusted to later points in time reflecting the overall total time period of such tolling for each remaining Minimum Payment under Section 8.5(a).  For the avoidance of doubt, no tolling event described above shall have any impact on Sandoz’s obligations to make payments to Anacor under Section 8.4 above.

(ii)                                Sandoz’s obligations to make any Minimum Payments under Section 8.5(a) shall also be tolled [*****].  If and when the period of such tolling ends, the schedule of remaining Minimum Payments under Section 8.5(a) shall recommence with dates adjusted to later points in time reflecting the overall total time period of such tolling for each remaining Minimum Payment under Section 8.5(a).  For the avoidance of doubt, no tolling event described above shall have any impact on Sandoz’s obligations to make payments to Anacor under Section 8.4 above.

(iii)                            If a [*****] under Section 8.5(b)(i) or any tolling event under Section 8.5(b)(ii) results in a materially adverse effect on the commercial prospects for the Product, including any loss in market share greater than [*****] of the total market for the Field as measured by [*****] (for example, from [*****] market share to [*****] market share), then the JSC shall promptly convene to adjust (i.e., reducing and/or spreading further over time, as

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applicable) any remaining Minimum Payments due under Section 8.5(a) to appropriately reflect the diminished commercial prospects for the Product caused by such circumstances.

8.6                               Taxes.

(a)                                 Cooperation and Coordination.  The Parties acknowledge and agree that it is their mutual objective and intent to minimize, to the extent feasible and in compliance with Applicable Laws, Taxes payable with respect to their collaborative efforts under this Agreement and that they shall use reasonable efforts to cooperate and coordinate with each other to achieve such objective.

(b)                                 Taxes on Income.  Each Party shall be solely responsible for the payment of all Taxes imposed on its share of income arising directly or indirectly from the efforts of the Parties under this Agreement.

(c)                                  Payment of Tax.  To the extent Sandoz is required to deduct and withhold Taxes from any payment to Anacor, Sandoz shall pay the amounts of such Taxes to the proper Governmental Authority in a timely manner and promptly transmit to Anacor an official Tax receipt or other evidence of timely payment sufficient to enable Anacor to claim the payment of such Taxes as a deduction or Tax credit.  Anacor shall provide Sandoz any Tax forms that may be reasonably necessary in order for Sandoz to not withhold Tax or to withhold Tax at a reduced rate under an applicable bilateral income tax treaty and Sandoz shall apply the reduced rate of withholding, or dispense with withholding, as the case may be.  Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Laws, of withholding Taxes, value added Taxes, and similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding Tax or value added Tax.

(d)                                 Taxes Resulting From Sandoz Action.  Notwithstanding Section 8.6(c), if Sandoz is required to make a payment to Anacor subject to a deduction or withholding of Tax, then (A) if such deduction or withholding of Tax obligation arises as a result of any action by Sandoz, including an assignment of this Agreement, or any failure on the part of Sandoz to comply with Applicable Laws, that has the effect of modifying the Tax treatment or increasing the Tax of Anacor (a “Sandoz Withholding Tax Action”), then the payment by Sandoz (in respect of which such deduction or withholding of Tax is required to be made) shall be increased by the amount necessary (the “Additional Tax”) to ensure that Anacor receives an amount equal to the amount that it would have received had no such Sandoz Withholding Tax Action occurred, and (B) the Additional Tax shall be deducted and withheld by Sandoz from the payment made by Sandoz to Anacor.  The Additional Tax, along with any other Tax deducted and withheld from the payment made by Sandoz, shall be timely remitted to the proper Governmental Authority for the account of Anacor in accordance with Applicable Laws.

8.7                               Branded Prescription Drug Fees.  [*****] all Branded Prescription Drug Fees that may be levied with respect to the Product under Section 9008 of the Patient Protection and

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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Affordable Care Act.  Anacor will be responsible for [*****] during the Term, and Sandoz will be responsible for [*****] during the Term.  Sandoz shall reimburse Anacor for [*****] of such fees paid by Anacor at the time of paying Anacor’s share of Gross Profits under Section 8.4 for the Calendar Quarter in which Anacor incurs such fees.  [*****].  Upon any termination of this Agreement, [*****] shall be further defined in the transition agreement to be entered into by the Parties pursuant to Section 13.10(a)(iv) of this Agreement.

8.8                               Late Payments.  If a Party does not receive payment of any sum due to it on or before the due date therefor, simple interest shall thereafter accrue on the sum due to such Party from the due date until the date of payment at a per-annum rate of [*****] or the maximum rate allowable by Applicable Laws, whichever is less.

8.9                               Financial Records; Audits.  Each Party shall maintain complete and accurate records in sufficient detail to permit the other Party to confirm the accuracy of (a) in the case of Anacor, [*****], and (b) in the case of Sandoz, [*****].  Upon reasonable prior notice, such records shall be open during regular business hours for a period of [*****] from the date of rendering of the report to which the audit relates for examination at the auditing Party’s expense, and not more often than [*****] each Calendar Year, by an independent certified public accountant selected by the auditing Party and reasonably acceptable to the audited Party for the sole purpose of verifying for the auditing Party the accuracy of the reports furnished by the audited Party pursuant to this Agreement or of any payments made, or required to be made, by or to the audited Party to the other pursuant to this Agreement.  The audited Party may require such accountant to enter into a reasonably acceptable confidentiality agreement and any such auditor shall not disclose the audited Party’s Confidential Information to the auditing Party, except to the extent such disclosure is necessary to verify the accuracy of the reports furnished by the audited Party or the amount of payments due by the audited Party under this Agreement.  Any amounts shown to be owed but unpaid, or overpaid and in need of reimbursement, shall be paid or refunded (as the case may be) within [*****] after the accountant’s report, plus interest (as set forth in Section 8.8) from the original due date (unless challenged in good faith by the audited Party in which case any dispute with respect thereto shall be resolved in accordance with Article 14).  The auditing Party shall bear the full cost of such audit unless such audit reveals an overpayment to, or an underpayment by, the audited Party that resulted from a discrepancy in a report that the audited Party provided to the other Party during the applicable audit period, which underpayment or overpayment was more than [*****] of the applicable amount for the audited period, in which case the audited Party shall bear the full cost of such audit.

8.10                        Manner and Place of Payment.  All payments owed under this Agreement shall be made by wire transfer in immediately available funds to a bank and account in the United States designated in writing by Anacor.

8.11                        Disclaimer.  Each Party acknowledges that the other Party makes no representation, warranty or covenant, either express or implied, that despite such Party’s satisfaction of all performance obligations under this Agreement, (a) such Party will succeed in Developing or Commercializing the Product in the Territory, (b) if Commercialized, the Product

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will achieve any particular sales level, or (c) achievement of any Development or Commercialization milestone or plan guarantees the achievement of any particular future sales level or future Development or Commercialization milestone within any given period of time, if at all.  Anacor acknowledges that the payment obligations included in Section 8.5 have been included in this Agreement as a commercial accommodation for Anacor and are not a measure of either Party’s expectations (minimum or otherwise) with respect to the potential performance of the Product or the payments that Anacor may receive from Sandoz as a result of the Commercialization of the Product in the Field in the Territory under this Agreement, and are not intended to be used and will not be used as a measure of damages under any circumstances.

ARTICLE 9

INTELLECTUAL PROPERTY

9.1                               Ownership of Inventions.  Each Party shall own all inventions and Information generated solely by it and its Affiliates and their respective employees, agents and independent contractors in the course of conducting such Party’s activities under this Agreement (collectively, “Sole Inventions”).  All inventions and Information that are generated jointly by employees, Affiliates, agents, or independent contractors of each Party in the course of performing activities under this Agreement (collectively, “Joint Inventions”) shall be owned jointly by the Parties in accordance with joint ownership interests of co-inventors under U.S. patent laws (that is, each Party shall have full rights to license, assign and exploit such Joint Inventions (and any patents arising therefrom) anywhere in the world, without any requirement of gaining the consent of, or accounting to, the other Party), subject to any other intellectual property held by such other Party and subject to any rights granted by one Party to the other hereunder.  Inventorship shall be determined in accordance with U.S. patent laws.

9.2                               Disclosure of Inventions.  Each Party shall promptly disclose to the other all Sole Inventions or Joint Inventions, including all invention disclosures or other similar documents submitted to such Party by its, or its Affiliates’, employees, agents or independent contractors describing such Sole Inventions or Joint Inventions.  Such Party shall also respond promptly to reasonable requests from the other Party for more Information relating to such inventions.

9.3                               Prosecution of Patents.

(a)                                 Anacor Patents.  Anacor shall have the sole right and authority to prepare, file, prosecute (including any oppositions, interferences, reissue proceedings, reexaminations and post-grant proceedings) and maintain the Anacor Patents.  Anacor shall provide Sandoz reasonable opportunity to review and comment on such filing and prosecution efforts regarding the Anacor Patents in the Territory reasonably prior to any submissions with applicable patent authorities, and shall provide Sandoz with a copy of material communications from any patent authority in the Territory regarding such Anacor Patents.  [*****] shall be responsible for [*****] in the course of preparing, filing, prosecuting and maintaining the Anacor Patents.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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(b)                                 Joint Patents.  With respect to any potentially patentable Joint Invention, Anacor shall have the first right, but not the obligation, to prepare patent applications based on such Joint Invention, to file and prosecute (including any oppositions, interferences, reissue proceedings, reexaminations and post-grant proceedings) such patent applications, and to maintain any patents issuing therefrom (any such patent application and patents, a “Joint Patent”) worldwide.  [*****] shall bear [*****] with respect to the filing, prosecution and maintenance of the Joint Patents.  Anacor shall provide Sandoz reasonable opportunity to review and comment on such prosecution efforts regarding such Joint Patent, and Sandoz shall provide Anacor reasonable assistance in such efforts.  Anacor shall provide Sandoz with a copy of all communications from any patent authority in the applicable jurisdictions regarding the Joint Patent being prosecuted by Anacor, and shall provide drafts of any filings or responses to be made to such patent authorities in a reasonable time in advance of submitting such filings or responses.  Each Party agrees to provide the other Party with all information necessary or desirable to enable the other Party to comply with the duty of candor/duty of disclosure requirements of any patent authority.  If Anacor declines to file, or if either Party subsequent to filing determines that it is no longer interested in supporting the continued prosecution or maintenance of a particular Joint Patent in a country or jurisdiction: (i) then the disclaiming Party shall provide the other Party written notice of such determination at least [*****] before any deadline for taking action to avoid abandonment (or other loss of rights) and shall provide the other Party with the opportunity to prepare, file, prosecute and maintain such Joint Patent; and (ii) the disclaiming Party shall, if requested in writing by the other Party, assign its ownership interest in such Joint Patent in such country or jurisdiction to the other Party for no additional consideration (except in the case of a U.S. patent or patent application that is tied by a terminal disclaimer to another patent right owned by the disclaiming Party).  If such assignment is effected (or if it is not effected because of a terminal disclaimer), then in the case of an assignment to a Party, the other Party shall retain a non-exclusive, royalty-free perpetual license under such Joint Patent.  In the event a Party elects to disclaim its interest in a Joint Patent, the costs incurred with respect to such Patent after the date of such disclaimer shall thereafter be borne exclusively by the other Party, without reimbursement or credit.

(c)                                  Cooperation in Prosecution and Extensions.  Each Party shall provide the other Party all reasonable assistance and cooperation in the patent prosecution efforts provided above in this Section 9.3, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution.  Anacor shall consult with Sandoz before applying for or obtaining any patent term extension or related extension of rights for any Anacor Patent or Joint Patent.  Sandoz shall provide reasonable assistance to Anacor in connection with obtaining any such extensions.

(d)                                 Patents Licensed from Third Parties.  Each Party’s rights under this Section 9.3 with respect to any Patent licensed to a Party by a Third Party shall be subject to the rights of such Third Party to prosecute, maintain and extend such Patent.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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9.4                               Infringement of Patents by Third Parties.

(a)                                 Notification and Cooperation.  If there is any infringement, threatened infringement, or alleged infringement of an Anacor Patent or Joint Patent on account of (i) a Third Party’s manufacture, use, offer for sale, or sale of a product containing tavaborole in the Field in the Territory, or (ii) a Party’s or its Affiliate’s receipt of any notice of any certification filed under Section 505(j) of the FD&C Act or an application under Section 505(b)(2) of the FD&C Act naming the Product as a reference listed drug and including a certification under Section 505(j)(2)(A)(vii)(IV) or 505(b)(2)(A)(iv), respectively (an “ANDA Action”) (each of (i) and (ii), a “Product Infringement”), then each Party shall promptly notify the other Party in writing of any such Product Infringement of which it becomes aware, and shall provide evidence in such Party’s possession demonstrating such Product Infringement.  In addition, each Party and its Affiliates shall cooperate and provide reasonable assistance to (including joining any such action with) the Party exercising its rights under this Section 9.4 in order to ensure appropriate standing and to appropriately seek to obtain judicial relief that may be obtained in any ANDA Action or Product Infringement action initiated and/or controlled by a Party in accordance with this Section 9.4.

(b)                                 Enforcement Rights.  Subject to Section 9.4(e) and the remainder of this Section 9.4(b), Anacor shall have the first right, but not the obligation, to bring (and to control the prosecution and/or settlement of) an appropriate suit or other action against any person or entity allegedly engaged in any Product Infringement of the Anacor Patents or the Joint Patents in the Territory (and to defend any related counterclaim), [*****].  Anacor shall have a period of [*****], in the case of an ANDA Action, and [*****] otherwise, after its receipt or delivery of notice and evidence pursuant to Section 9.4(a) to elect to so enforce such Anacor Patent or Joint Patent in the Territory (or to settle or otherwise secure the abatement of such Product Infringement).  In the event Anacor does not so elect (or settle or otherwise secure the abatement of such Product Infringement), it shall so notify Sandoz in writing, and Sandoz shall have the right (but not the obligation) to commence a suit (or to settle or otherwise secure the abatement of such Product Infringement subject to Section 9.4(c)) or take action to enforce the applicable Anacor Patent or Joint Patent with respect to such Product Infringement in the Territory, [*****].  Each Party shall provide to the Party enforcing any such rights under this Section 9.4(b) reasonable assistance in such enforcement, at such enforcing Party’s request [*****], including joining such action as a party plaintiff if required by Applicable Laws to pursue such action.  The enforcing Party shall keep the other Party regularly informed of the status and progress of such enforcement efforts, and shall reasonably consider the other Party’s comments on any such efforts.

(c)                                  Settlement.  Without the prior written consent of the other Party, neither Party shall settle any claim, suit or action that is brought under this Section 9.4 that admits the invalidity or unenforceability of any Anacor Patent or Joint Patent, requires abandonment or limits the scope of any such Patent or would limit or restrict the ability of either Party to sell the Product in the Territory.  Further, no settlement by a Party of any claim, suit or action that is brought under this Section 9.4 shall (a) admit to any wrongdoing by the other Party or any of its Affiliates, nor (b) provide for any relief against the other Party or any of its Affiliates.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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(d)                                 Expenses and Recoveries.  A Party bringing a claim, suit or action against any person or entity engaged in Product Infringement shall [*****] as a result of such claim, suit or action.  If such Party recovers monetary damages from such Third Party in such suit or action, such recovery shall be allocated first to [*****], and any remaining amount shall be distributed as follows: (i) first, the Party bringing the action will receive [*****], and (ii) second, any remaining amount will be [*****].

(e)                                  Patents Licensed from Third Parties.  Each Party’s rights under this Section 9.4 with respect to any Patent licensed to the other Party by a Third Party shall be subject to the rights of such Third Party to enforce such Patent and/or defend against any claims that such Patent is invalid or unenforceable.

9.5                               Defense of Patents.

(a)                                 If any Party receives notice by counterclaim, declaratory judgment action or otherwise, alleging the invalidity or unenforceability of any Anacor Patent or Joint Patent, it shall bring such fact to the attention of the other Party, including all relevant information related to such claim.  Where such allegation is made in an opposition, reexamination, interference or other patent office proceeding, the provisions of Section 9.3 shall apply.  Where such allegation is made in a counterclaim to a suit or other action brought under Section 9.4, the provisions of Section 9.4 shall apply.  Where such allegation is made in a declaratory judgment or other court action, the Party who prosecuted such Anacor Patent or Joint Patent pursuant to Section 9.3 shall have the first right to defend such action [*****], provided that if a Party pursuant to Section 9.4 elects to bring an infringement counterclaim, the provisions of Section 9.4 shall thereafter apply.  If the Party with the first right to defend an Anacor Patent or Joint Patent elects not to defend such action, it shall so notify the other Party in writing, and the other Party shall have the right to defend such action [*****].  For any such action, the non-defending Party shall provide to the defending Party all reasonable assistance in such defense, at the defending Party’s request [*****]; and the defending Party shall keep the other Party regularly informed of the status and progress of such efforts, and shall reasonably consider the other Party’s comments on any such efforts.

(b)                                 Without the prior written consent of the other Party, neither Party shall enter into any settlement of any claim, suit or action that it defended under this Section 9.5 that admits the invalidity or unenforceability of any Patent, requires abandonment or limits the scope of any Patent or would limit or restrict the ability of either Party to sell the Product in the Territory.

9.6                               Third Party IP.  A Party shall notify the other Party upon becoming aware of any intellectual property owned by a Third Party that is necessary or useful to Develop, import, make (or have made), use or Commercialize the Product.  Anacor will have the sole right to acquire any rights under any such Third Party intellectual property; provided (a) that Anacor may not enter into any agreement with a Third Party, including an agreement with regard to such an acquisition of rights, that would reasonably be expected to have a material adverse impact on the Commercialization of the Product contemplated by this Agreement or Sandoz’s rights under this Agreement, (b) Anacor shall use Commercially Reasonable Efforts to discuss and consult with

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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Sandoz with regard to any such potential agreements for any such acquisition of rights, (c) [*****], and (d) Anacor [*****] shall maintain in full force and effect any and all such agreements with respect to the Product.

9.7                               Defense of Infringement Actions.  During the Term of this Agreement, each Party shall promptly (but within [*****] of becoming aware) bring to the attention of the other Party all information of which it is aware regarding potential infringement or any claim of infringement of Third Party intellectual property rights in connection with the marketing, development, manufacture, production, use, importation, offer for sale, or sale of the Product in the Territory (an “Infringement Action”).  In the case of any Infringement Action against Anacor alone or against both Sandoz and Anacor, Anacor shall be entitled to control the defense of such claim [*****].  Sandoz will have the right to consult with Anacor concerning any Infringement Action and if Sandoz is a party to the litigation, Sandoz shall have the right to participate in and be represented by independent counsel [*****].  In any such defense of an Infringement Action controlled by Anacor, Anacor shall have the right to settle such action without the prior written consent of Sandoz; provided that a condition precedent to such settlement is that the settlement does not (a) admit to any wrongdoing by Sandoz or any of its Affiliates, nor (b) provide for any relief against Sandoz or any of its Affiliates.  If the condition precedent in the foregoing sentence is not met, then Anacor shall have the right to settle such action only with the prior written consent of Sandoz, which consent shall not be unreasonably withheld or delayed.  In the case of any Infringement Action against Sandoz alone, Sandoz shall have the right to control the defense of such claim [*****] and Anacor shall have the right to consult with Sandoz concerning such Infringement Action.  This Section 9.7 shall not be interpreted as placing on either Party a duty of inquiry regarding Third Party intellectual property rights.

9.8                               Consultation.  Each Party shall use Commercially Reasonable Efforts to discuss and consult with the other Party on any and all significant matters, actions, decisions and settlements covered by Sections 9.4 to 9.7 (inclusive).

9.9                               Personnel Obligations.  Prior to beginning work under this Agreement, each employee, agent or independent contractor of Sandoz or Anacor or of either Party’s respective Affiliates shall be bound by non-disclosure and invention assignment obligations that are consistent with the obligations of Sandoz or Anacor, as appropriate, in this Article 9, including: (a) promptly reporting any invention, discovery, process or other intellectual property right; (b) assigning to Sandoz or Anacor, as appropriate, all of his or her right, title and interest in and to any invention, discovery, process or other intellectual property right; and (c) cooperating in the preparation, filing, prosecution, maintenance and enforcement of any patent and patent application.  Any such employee, agent or independent contractor conducting activities under this Agreement shall be informed of and required to: (i) perform all acts and execute, acknowledge and deliver any and all documents required for effecting the obligations of this Agreement; and (ii) abide by the obligations of confidentiality and non-use set forth in Article 12.  It is understood and agreed that such non-disclosure and invention assignment agreement need not reference or be specific to this Agreement.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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9.10                        Trademarks, Corporate Logos and other Intellectual Property Rights.

(a)                                 Sandoz shall use the Kerydin Marks in connection with the Commercialization of the Product.  Sandoz shall be responsible for the selection, searching, clearance, filing, registration, maintenance and defense of all other trademarks, other than the Kerydin Marks, used to identify the Product, and all trademarks, logos, taglines, trade dress, domain names and/or indicia of origin for use in connection with the sale or marketing of the Product in the Field in the Territory (the “Marks”), [*****] except that Anacor shall be solely responsible for [*****] the prosecution, maintenance and defense of the Kerydin Marks.  All uses of the Marks shall be reviewed by the JSC and shall comply with all Applicable Laws (including those laws and regulations particularly applying to the proper use and designation of trademarks in the applicable countries).  Neither Party shall, without the other Party’s prior written consent, use any trademarks or house marks of the other Party (including the other Party’s corporate name), or marks confusingly similar thereto, in connection with such Party’s marketing or promotion of the Products under this Agreement, except as provided in Section 9.10(b) or as may be expressly authorized in connection with activities under Article 6 and except to the extent required to comply with Applicable Laws.  Sandoz shall own all Marks, and Anacor shall own the Kerydin Marks.

(b)                                 During the Term of this Agreement, Sandoz grants to Anacor the non-exclusive right, free of charge, to use the Marks and the Sandoz name and logo in the Territory solely for the purpose of manufacturing the Product and conducting activities expressly allocated to Anacor in accordance with the terms of this Agreement, and Anacor grants to Sandoz the non-exclusive right, free of charge, to use the Kerydin Marks and Anacor name and logo in the Territory solely for the purpose of Commercializing the Product in accordance with the terms of this Agreement, provided that such rights shall be exercised, and all Product bearing such names and/or logos shall be manufactured in accordance with the quality standards established by the JSC.  Sandoz shall remain the owner of the Marks and the Sandoz name and logo and the trademarks and the goodwill pertaining thereto.  Anacor shall remain the owner of the Kerydin Marks and the Anacor name and logo and the trademarks and the goodwill pertaining thereto.  Anacor retains all rights to the Kerydin Marks and the Anacor name and logo other than those expressly granted to Sandoz.

ARTICLE 10

REPRESENTATIONS AND WARRANTIES

10.1                        Mutual Representations and Warranties.  Each Party hereby represents, warrants, and covenants (as applicable) to the other Party as follows:

(a)                                 Corporate Existence and Power.  It is a company or corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including the right to grant the rights purported to be granted by it hereunder.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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(b)                                 Authority and Binding Agreement.  As of the Effective Date, (i) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (iii) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms.

(c)                                  No Conflict.  It is not a party to and will not enter into any agreement that would prevent it from granting the rights granted to the other Party under this Agreement or performing its obligations under this Agreement.

(d)                                 Compliance with Applicable Laws.  It will perform its obligations and exercise its rights pursuant to this Agreement in compliance with all Applicable Laws and Guidelines.

(e)                                  No Debarment.  In the course of the Development and Commercialization of the Product, Anacor has not used prior to the Effective Date, and neither Party shall use during the Term, any employee, agent or independent contractor who has been debarred by any Regulatory Authority or, to the best of such Party’s knowledge, is the subject of debarment proceedings by a Regulatory Authority.

10.2                        Representations and Warranties by Anacor.  Anacor hereby represents and warrants to Sandoz as follows:

(a)                                 Notice of Infringement or Misappropriation.  As of the Effective Date, Anacor has not received any written notice from any Third Party asserting or alleging that any research or development of the Product prior to the Effective Date infringed or misappropriated the intellectual property rights of such Third Party.  In the event Anacor receives any such notice during the Term, Anacor shall promptly (but within three (3) Business Days) notify Sandoz of the receipt of such notice and shall provide Sandoz with a copy of same.

(b)                                 Misappropriation.  In the course of the development of, or otherwise in connection with, the Product prior to the Effective Date, Anacor has not misappropriated the intellectual property rights of any Third Party.

(c)                                  Non-infringement of Third Party Rights.  As of the Effective Date, the development, manufacture, use, marketing or sale after the Effective Date of the Product can be carried out in the manner contemplated as of the Effective Date without infringing any patents or patent applications owned or controlled by a Third Party.

(d)                                 No Proceedings.  As of the Effective Date, there are no pending and are no threatened actions, suits or proceedings against Anacor involving the Anacor Technology or the Product.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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(e)                                  Third-Party Activities.  As of the Effective Date and to Anacor’s knowledge, there are no activities by Third Parties that would constitute infringement or misappropriation of the Anacor Technology (in the case of pending claims, evaluating them as if issued).

10.3                        Representation and Warranty by Sandoz. Sandoz hereby represents and warrants to Anacor that, as of the Effective Date, and to Sandoz’s knowledge, except for terbinafine hydrochloride, neither Sandoz nor any of its subsidiaries is developing any product for the treatment of onychomycosis in humans, and neither Sandoz nor any of its subsidiaries intends (as of the Effective Date) to commercialize any product for the treatment of onychomycosis in humans in the Territory.

10.4                        Representations, Warranties and Covenants by Both Parties.

(a)                                 Conduct of Activities.  Without limiting the generality of Section 10.1(d):

(i)                                    Each Party and its respective Affiliates, and its and their respective employees and contractors, in connection with the performance of its and their respective obligations under this Agreement, shall not violate any Applicable Laws or Guidelines, including the federal health care program anti-kickback statute, the public contracts anti-kickback act, any state anti-kickback law, the Health Insurance Portability and Accountability Act (or any state equivalent), the federal civil False Claims Act (or any state equivalent), federal or state “sunshine”/aggregate spend reporting laws, government price reporting laws, consumer protection and unfair trade practices laws, the Foreign Corrupt Practice Act or export control laws.

(ii)                                Each Party shall promptly (and in any event within three (3) Business Days) notify the other Party if such notifying Party has determined or has a suspicion on a reasonably verified basis that there may be a violation of Applicable Laws or Guidelines in connection with the performance under this Agreement or the Commercialization of the Product by any party or person.

(b)                                 Federal Healthcare Program Exclusion/Federal Contracting Debarment.  Each Party represents and warrants that it is not, and each of its Affiliates performing activities hereunder are not, excluded from a federal health care program, or debarred from federal contracting, and such Party will not during the Term employ or use the services of any person who is so excluded or debarred, or who has been convicted of or pled nolo contendere to any felony, or to any federal or state legal violation (including misdemeanors) relating to prescription drug or device products or fraud, or been convicted of any other crime for which an entity or person could be so excluded or debarred.  In the event that a Party becomes aware of the debarment, exclusion, or threatened debarment or exclusion of any person conducting activities on behalf of such Party under this Agreement, such Party shall promptly notify the other Party in writing.

10.5                        No Other Representations or Warranties.  EXCEPT AS EXPRESSLY STATED IN SECTION 7.7(c) AND THIS ARTICLE 10, NO REPRESENTATIONS OR WARRANTIES

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, IS MADE OR GIVEN BY OR ON BEHALF OF A PARTY.

ARTICLE 11

INDEMNIFICATION AND INSURANCE

11.1                        Indemnification by Anacor.  Anacor shall defend, indemnify, and hold Sandoz, its Affiliates, and each of their respective officers, directors, employees, and agents (the “Sandoz Indemnitees”) harmless from and against any and all damages or other amounts payable to a Third Party claimant, as well as any reasonable attorneys’ fees and costs of litigation incurred by such Sandoz Indemnitees (collectively, “Sandoz Damages”), all to the extent resulting from any claims, suits, proceedings or causes of action brought by such Third Party (collectively, “Sandoz Claims”) against such Sandoz Indemnitee that arise from or are based on: (a) the Development of the Product by or on behalf of Anacor or its Affiliates; (b) the willful misconduct, recklessness or negligent acts of any of Anacor, its Affiliates, and each of their respective officers, directors, employees, and agents (the “Anacor Indemnitees”); (c) a breach of any of Anacor’s representations, warranties, covenants or obligations under the Agreement, including Section 7.7(c); (d) the marketing, promotion or sales activities by or on behalf of Anacor or its Affiliates; (e) [*****]; or (f) any use of Information by or on behalf of Anacor or its Affiliates or Third Party partners as contemplated under Section 6.8.  The foregoing indemnity obligations shall not apply to the extent that Sandoz Damages result from: (i) a breach of any of Sandoz’s representations, warranties, covenants or obligations under this Agreement; or (ii) the willful misconduct, recklessness or negligent acts of any Sandoz Indemnitees.

11.2                        Indemnification by Sandoz.  Sandoz shall defend, indemnify, and hold the Anacor Indemnitees harmless from and against any and all damages or other amounts payable to a Third Party claimant, as well as any reasonable attorneys’ fees and costs of litigation incurred by such Anacor Indemnitees (collectively, “Anacor Damages”), all to the extent resulting from any claims, suits, proceedings or causes of action brought by such Third Party (collectively, “Anacor Claims”) against such Anacor Indemnitee that arise from or are based on: (a) the Commercialization of the Product by or on behalf of Sandoz or its Affiliates; (b) a breach of any of Sandoz’s representations, warranties, covenants or obligations under the Agreement; or (c) the willful misconduct, recklessness or negligent acts of any Sandoz Indemnitees.  The foregoing indemnity obligations shall not apply to the extent that any Anacor Damages results from: (i) a breach of any of Anacor’s representations, warranties, covenants or obligations under this Agreement; or (ii) the willful misconduct, recklessness or negligent acts of any Anacor Indemnitees.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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11.3                        Indemnification Procedures.

(a)                                 If any Party seeking indemnity under this Article 11 (the “Indemnified Party”) receives written notice of the commencement of any claim, suit, proceeding or cause of action (“Claim”) by a Third Party or the assertion of any Claim by a Third Party, and such Indemnified Party intends to seek indemnity pursuant to this Article 11, the Indemnified Party shall promptly provide the other Party (the “Indemnifying Party”) with written notice of such Third Party Claim, stating the nature, basis for indemnification and the amount thereof, to the extent known, along with copies of any relevant documents evidencing such Third Party Claim.  Failure of the Indemnified Party to give such notice, or provide such documentation, shall not relieve the Indemnifying Party from its indemnification obligations hereunder, except to the extent that the Indemnifying Party is actually prejudiced thereby.

(b)                                 The Indemnifying Party shall have thirty (30) days from receipt of any such notice of a Third Party Claim to give notice to assume the defense, appeal or settlement proceedings thereof.  If notice to the effect set forth in the immediately preceding sentence is given by the Indemnifying Party, the Indemnifying Party shall have the right to assume the defense, appeal or settlement proceedings of the Indemnified Party against the Third Party Claim with counsel of its choice; provided that the Indemnifying Party shall not be entitled to (i) assume the defense, appeal or settlement of any Third Party Claim if (A) the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; or (B) the Third Party Claim seeks any injunction or equitable relief against the Indemnified Party; or (ii) maintain control of the defense, appeal or settlement of any Third Party Claim if the Indemnifying Party has failed or is failing to defend in good faith the Third Party Claim.

(c)                                  So long as the Indemnifying Party is entitled to do so and has assumed the defense, appeal or settlement proceedings of the Third Party Claim in accordance herewith, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense, appeal or settlement proceedings of the Third Party Claim (provided that the Indemnifying Party shall pay the fees and expenses of such separate counsel incurred by the Indemnified Party prior to the date the Indemnifying Party assumes control of the defense of the Third Party Claim or if representation of both the Indemnifying Party and the Indemnified Party by the same counsel would create a conflict of interest (due to one or more legal defenses or counterclaims which are different from or additional to those available to the Indemnifying Party or other such conflicts)), (ii) the Indemnified Party shall not file any papers or consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party and (iii) the Indemnifying Party shall not (A) admit to any wrongdoing by the Indemnified Party or any of its Affiliates, or (B) consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim to the extent such judgment or settlement provides for equitable relief against the Indemnified Party or any of its Affiliates or if such judgment or such settlement does not expressly unconditionally release the Indemnified Party and its Affiliates from all liabilities and impose no ongoing constraint on the Indemnified Party, in each case, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed).

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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(d)                                 The Parties shall act in good faith in responding to, defending against, settling or otherwise dealing with all Third Party Claims. The Parties shall also cooperate in any such defense, appeal or settlement proceedings, and give each other reasonable access, upon reasonable prior notice during normal business hours, to all information relevant thereto. Whether or not the Indemnifying Party has assumed the defense, appeal or settlement proceedings, such Indemnifying Party shall not be obligated to indemnify the Indemnified Party hereunder for any settlement entered into or any judgment that was consented to without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

11.4                        Third Party Claims Related to Products Liability.  [*****] any and all damages or other amounts payable to a Third Party claimant, as well as any reasonable attorneys’ fees and costs of litigation incurred by either Party, its Affiliates, or any of their respective officers, directors, employees or agents, all to the extent resulting from any claims, suits, proceedings or causes of action brought by such Third Party against such parties that arise from or are based on the sale or use of the Product supplied by Anacor (or its designee) (including but not limited to, failure to warn claims, design defect claims, product defect claims, or claims under strict liability in tort) (“Product Liability Damages”); provided however, to the extent any Product Liability Damages result from: (i) Anacor’s breach of its representations, warranties, covenants or obligations under this Agreement, including as set forth in Section 7.7(c), (ii) the willful misconduct, recklessness or negligent acts of an Anacor Indemnitee, or (iii) from Anacor’s refusal to recall the Product pursuant to Section 5.3(a) unless Sandoz agrees with such determination to not recall the Product (collectively (i), (ii) and (iii), “Selected Anacor Damages”), then Anacor shall defend, indemnify, and hold the Sandoz Indemnitees harmless from and against any and all Selected Anacor Damages.  If either Party receives notice of a Third Party Claim that may give rise to Product Liability Damages or Selected Anacor Damages, such Party shall inform the other Party in writing as soon as reasonably practicable, and the Parties shall discuss a strategy on how to defend against such Third Party claim.

11.5                        Insurance.  Each Party shall, and shall cause any of its subcontractors performing services under the Agreement to, procure and maintain insurance, at its sole cost and expense and at all times during the Term of this Agreement, with respect to its activities hereunder that is consistent with normal business practices of prudent companies similarly situated, including general liability and workers compensation insurance.  In addition, Anacor at all times during which the Product is being clinically tested in human subjects or commercially distributed or sold, shall also maintain at its sole cost and expense products/completed operations liability insurance with minimum limits of [*****] per occurrence for bodily injury, including death, and property damage, and [*****] in the aggregate.  All required insurance will be purchased from insurance companies authorized to do business within the state(s) where the services are being performed, and rated A.M. Best A-VIII or better.  Any deductibles associated with the required insurance coverages of either Party will be assumed by the respective Party at its sole cost and expense.  It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 11 or as otherwise required by law.  Neither Party represents that coverage and limits required will be adequate to fund all losses

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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for which either Party may be liable.  Upon execution of this Agreement, each Party shall provide the other with written evidence of such insurance.  Each Party shall provide the other with written notice at least [*****] prior to the cancellation, non-renewal or material change in such insurance or self-insurance which materially adversely affects the rights of the other Party hereunder.  In addition, Anacor’s products/completed operations liability insurance policy shall (a) name Sandoz and its employees, directors, officers, representatives and agents as additional insureds with respect to this Agreement and (b) remain in place for [*****] following the termination of this Agreement.

ARTICLE 12

CONFIDENTIALITY

12.1                        Confidentiality.  Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, each Party agrees that, during the Term and for [*****] thereafter, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement (which includes the exercise of any rights or the performance of any obligations hereunder) any Confidential Information furnished to it by the other Party pursuant to this Agreement except for that portion of such information or materials that the receiving Party can demonstrate by competent written proof:

(a)                                 was already known to the receiving Party or its Affiliate, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

(b)                                 was generally available to the public or otherwise part of the public domain at the time of its disclosure or use, and other than through any act or omission of the receiving Party in breach of this Agreement;

(c)                                  was previously disclosed to the receiving Party or its Affiliate by a Third Party without obligations of confidentiality with respect thereto; or

(d)                                 was previously independently discovered or developed by the receiving Party or its Affiliate without access to or use of Confidential Information.

12.2                        Authorized Disclosure.  Each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary in the following situations:

(a)                                 filing or prosecuting patent applications in accordance with Article 9;

(b)                                 regulatory filings and other filings with Governmental Authorities (including Regulatory Authorities), including filings with the SEC or FDA, with respect to the Product;

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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(c)                                  prosecuting or defending litigation;

(d)                                 complying with Applicable Laws, including regulations promulgated by securities exchanges;

(e)                                  disclosure to its Affiliates, employees, agents, and independent contractors, in each case only on a need-to-know basis and solely in connection with the performance of this Agreement, provided that each disclosee must be bound by obligations of confidentiality and non-use at least as restrictive in scope as those set forth in this Article 12 prior to any such disclosure; and

(f)                                   disclosure of the material terms of this Agreement to any bona fide potential or actual investor, investment banker, acquirer, merger partner, or other potential or actual financial partner, provided that in connection with such disclosure, the disclosing Party shall (i) use reasonable efforts to inform each disclosee of the confidential nature of such Confidential Information and, (ii) cause each disclosee to treat such Confidential Information as confidential.

Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Sections 12.2(a), 12.2(b), 12.2(c) or 12.2(d), it will, except where legally impermissible, give reasonable advance notice to the other Party of such disclosure and use reasonable efforts to secure confidential treatment of such information.  In any event, the Parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder.

12.3                        Publicity.

(a)                                 The Parties agree that the terms of this Agreement are the Confidential Information of both Parties, subject to disclosure permitted by Section 12.2.  The Parties have agreed to each make an individual public announcement of the execution of this Agreement in the form of the press releases attached as Exhibit F on or about the Effective Date.

(b)                                 After release of such press release, if either Party desires to make a public announcement concerning the activities under this Agreement, such Party shall give reasonable prior advance notice of the proposed text of such announcement to the other Party for its prior review and approval (except as otherwise provided herein), such approval not to be unreasonably withheld, except that in the case of a press release or governmental filing required by law, the disclosing Party shall provide the other Party with such advance notice as it reasonably can, shall use reasonable efforts to obtain approval therefor, and shall consider in good faith any comments timely received from the other Party.  A Party commenting on such a proposed press release shall provide its comments, if any, within seven (7) business days after receiving the press release for review.  Neither Party shall be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement that have already been publicly disclosed by such Party, or by the other Party, in accordance with this Section 12.3.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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(c)                                  The Parties acknowledge that a Party may be obligated to describe in a periodic report filed with the SEC the material terms of this Agreement and file a copy of this Agreement with the SEC or other Government Authorities.  Such Party shall be entitled to describe such material terms and to make such a required filing, provided that it requests confidential treatment of at least the commercial terms and sensitive technical terms hereof and thereof to the extent such confidential treatment is reasonably available to such Party.  In the event of any such filing, such Party will provide the other Party with a copy of the Agreement marked to show provisions for which such Party intends to seek confidential treatment and shall reasonably consider and incorporate the other Party’s comments thereon to the extent consistent with the legal requirements governing redaction of information from material agreements that must be publicly filed.

12.4                        Publications.  Neither Party shall publicly present or publish results of studies carried out under this Agreement (each such presentation or publication a “Publication”) without the opportunity for prior review by the other Party, except to the extent otherwise required by Applicable Laws or regulations in which case Section 12.3(c) shall apply with respect to disclosures required by the SEC and Section 12.2(b) shall apply with respect to disclosures required for regulatory filings.  The submitting Party shall provide the other Party the opportunity to review any proposed Publication at least [*****] prior to the earlier of its presentation or intended submission for publication.  The submitting Party agrees, upon request by the other Party, not to submit or present any Publication until the other Party has had [*****] to comment on any material in such Publication.  The submitting Party shall consider the comments of the other Party in good faith, but will retain the sole authority to submit the manuscript for Publication.  The submitting Party shall provide the other Party a copy of the Publication at the time of the submission or presentation.  Notwithstanding the foregoing, neither Party shall have the right to publish the other Party’s Confidential Information without such other Party’s prior written consent.

ARTICLE 13

TERM AND TERMINATION

13.1                        Term.  This Agreement shall become effective on the Effective Date and shall continue for an initial term of five (5) years, unless earlier terminated pursuant to this Article 13 (the “Initial Term”).  Thereafter, the term shall automatically renew for successive five (5) year periods (each, a “Renewal Term”), unless earlier terminated pursuant to this Article 13 (the Initial Term, as extended by Renewal Terms, the “Term”).

13.2                        Breach.  Each Party shall have the right to terminate this Agreement upon written notice to the other Party if such other Party materially breaches its obligations under this Agreement and, after receiving written notice from the non-breaching Party identifying such material breach in reasonable detail, the other Party fails to cure such material breach within [*****] from the date of such notice (or within [*****] from the date of such notice in the event such material breach is solely based upon a failure to pay any amounts due hereunder).

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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13.3                        Bankruptcy.  Each Party shall have the right to terminate this Agreement upon the filing or institution of any bankruptcy, reorganization, liquidation or receivership proceedings by the other Party, or upon the failure by such Party for more than [*****] to discharge or obtain the dismissal of any such actions filed against it.  Such termination shall be effective upon receipt of notice from the Party not involved in such event.

13.4                        Force Majeure.  Each Party shall have the right to terminate this Agreement if a force majeure event affecting the performance of a Party specified in Section 15.2 shall continue unabated for more than [*****].  Such termination shall be effective upon receipt of notice from the Party not directly subject to the force majeure event.

13.5                        FDA Action.  Each Party shall have the right to terminate this Agreement immediately if the Product is withdrawn from the market due to material health or safety concerns relating to the Product.

13.6                        Mass Tort.  Each Party shall have the right to terminate this Agreement if the Product becomes the subject of any mass tort liability action.

13.7                        Termination by Sandoz for Infringement Action.  If, at any time prior to all of the Minimum Payments having become due and payable pursuant to Section 8.5, (i) Anacor settles an Infringement Action pursuant to Section 9.7, or (ii) an injunction is entered in an Infringement Action that, in either case (i) or (ii), prevents Anacor from supplying Product to Sandoz pursuant to this Agreement, then Sandoz shall have the right to terminate this Agreement in its entirety upon [*****] prior written notice to Anacor.

13.8                        Termination by Sandoz at Will.  Sandoz shall have the right to terminate this Agreement in its entirety upon one hundred eighty (180) days prior written notice to Anacor, provided, however, that no such termination will take effect until the launch milestone payment under Section 8.2 and all Minimum Payments under Section 8.5 have been made.  During such one hundred eighty (180) day (or longer) notice period, Sandoz shall continue to perform all of its obligations under this Agreement, and Sandoz shall not take any action that would reasonably be expected to materially adversely affect or impair the further Development or Commercialization of the Product.

13.9                        Termination by Anacor.

(a)                                 Patent Challenge.  Anacor shall have the right to terminate this Agreement upon [*****] written notice to Sandoz if Sandoz or any of its Affiliates directly, or indirectly through any Third Party, commences any interference or opposition proceeding with respect to, or challenges the validity or enforceability of, any Selected Anacor Patent in the Territory; provided, however, that if, prior to the end of such [*****] period, Sandoz (or its Affiliate, if applicable) has either (i) obtained a full and complete withdrawal of such action, or (ii) specifically requested a full and complete withdrawal of such action and such request is pending (and such withdrawal is

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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obtained within [*****] of the end of such [*****] period), the termination of this Agreement shall not become effective.

(b)                                 Competing Product.  Anacor shall have the right to terminate this Agreement upon (i) [*****] written notice to Sandoz if Sandoz commercializes any topical dermatological product in the Field in the Territory (other than terbinafine hydrochloride) (a “Competing Product”); or (ii) [*****] written notice to Sandoz if an Affiliate of Sandoz, existing at the time a Competing Product is commercialized, commercializes a Competing Product; provided, however, that (A) if Sandoz or such Affiliate of Sandoz acquires or is acquired by an entity that is commercializing a Competing Product, Anacor shall not have the right to terminate this Agreement pursuant to Section 13.9(b)(i) or (ii), as applicable, during the [*****] period after the closing of the acquisition transaction (or such longer period of time mutually agreed by the Parties) and (B) if Sandoz or such Affiliate does not divest or exclusively license to a Third Party such Competing Product by the end of such [*****], then Anacor shall have the right to terminate this Agreement upon [*****] written notice to Sandoz.

(c)                                  Patent Expiration.  Anacor shall have the right to terminate this Agreement upon expiration of all Anacor Patents.

(d)                                 Repurchase Option.

(i)                                    Exercise.  Anacor shall have the right to reacquire all rights to the Product from Sandoz as described below in this Section 13.9(d) (the “Repurchase Option”), effective on the later of (A) December 31, 2017, and (B) three years after First Commercial Sale of the Product (the “Repurchase Option Date”).  Anacor shall notify Sandoz of its exercise of the Repurchase Option no later than [*****] before the Repurchase Option Date.

(ii)                                Payment.  If Anacor exercises the Repurchase Option, Anacor shall pay Sandoz a repurchase option fee as follows (the “Repurchase Option Fee”), based on [*****].

[*****]	Repurchase Option Fee
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

Anacor shall pay the Repurchase Option Fee in two separate payments.  The first payment will be due on the Repurchase Option Date and will equal [*****] (the “First Payment”).  To

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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calculate the First Payment, Anacor will [*****].  The second payment, which will equal the difference between the Repurchase Option Fee and the First Payment, will be due within [*****].

(iii)                            Information Transfer.  Sandoz shall conduct the Information transfer described in Section 13.10(a) promptly after Anacor’s exercise of the Repurchase Option.

(iv)                             Product Inventory.  During the [*****] period after Anacor’s exercise of the Repurchase Option, Sandoz shall use reasonable efforts to deplete its inventory of Product then on-hand.  Activities such as significant price reductions, significant increase in discounts and supplying more inventory to distribution channels than anticipated sales (i.e., channel stuffing) are not considered reasonable efforts and shall not be permitted.

(v)                                 Termination.  Following Anacor’s timely exercise of the Repurchase Option, this Agreement will terminate on the Repurchase Option Date.  Anacor’s obligation to make the second payment pursuant to Section 13.9(d)(ii) and Sandoz’s obligation to complete the Information transfer pursuant to Section 13.10(a)(i) will survive termination of this Agreement.

(e)                                  Violation of Applicable Laws.  Anacor shall have the right to suspend or terminate this Agreement immediately upon written notice to Sandoz if there is a credible finding, after a reasonable investigation, that Sandoz, in connection with performance of Sandoz’s obligations under this Agreement, has violated any Applicable Laws or Guidelines.  In addition, Anacor shall have the right to terminate this Agreement immediately upon written notice to Sandoz if Anacor becomes aware (whether through notice from Sandoz under Section 10.4(b) or otherwise) of the debarment from federal contracting, exclusion from a federal health care program, or threatened debarment or exclusion, of any person conducting activities on behalf of Sandoz under this Agreement, including Sandoz or any of its Affiliates.

13.10                 Effects of Termination of the Agreement.

(a)                                 Upon any termination of this Agreement by Anacor pursuant to Section 13.2 (Sandoz breach), Section 13.3 (Sandoz bankruptcy), Section 13.9(a) (patent challenge), Section 13.9(b) (competing product), Section 13.9(c) (patent expiration), Section 13.9(d) (repurchase option) or Section 13.9(e) (violation of applicable laws); by Sandoz pursuant to Section 13.8 (Sandoz at will); or by either Party pursuant to Section 13.4 (force majeure), the following shall apply (in addition to any other rights and obligations under this Agreement with respect to such termination):

(i)                                    Information Transfer.  Within [*****] after termination, Sandoz shall transfer to Anacor all material Information Controlled by Sandoz or its Affiliates related to the Commercialization of the Product, to the extent permitted under Applicable Laws, including [*****] (collectively, the “Sandoz Commercial Know-How”).

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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(ii)                                Rights and Licenses.  Sandoz’s exclusive distribution right under Section 2.1 and the licenses granted in Sections 2.3 and 9.10(b) shall terminate.  Sandoz hereby grants Anacor, effective upon such termination, a non-exclusive, worldwide, fully-paid, perpetual, irrevocable, royalty-free license, with the right to grant multiple tiers of sublicenses, to use the Sandoz Commercial Know-How solely in connection with the Commercialization of the Product.

(iii)                            Marks.  Sandoz shall assign to Anacor all right, title and interest in and to the Marks (excluding any such Marks that include, in whole or part, any corporate name or logo of Sandoz or its Affiliate).

(iv)                             Transition Assistance.  Sandoz shall, at no cost to Anacor, provide reasonable consultation and assistance for a period of no more than [*****] after termination for the purpose of transferring or transitioning to Anacor, at Anacor’s request, all then-existing commercial arrangements (but not including arrangements and/or agreements with customers) relating specifically to the Product that Sandoz is able, using Commercially Reasonable Efforts to, transfer or transition to Anacor.  Pursuant to a transition agreement to be entered into between the Parties, Sandoz shall use Commercially Reasonable Efforts to maintain its Government Health Care Program Contracts and Commercial Agreements for the Product during such transition period.  Reasonably in advance of the date upon which Anacor or its designee begins Commercializing the Product, the Parties shall coordinate to permit Anacor to establish such agreements, and, subject to Sandoz’s confidentiality obligations owed to Third Parties, Sandoz shall use Commercially Reasonable Efforts to provide to Anacor (or its designee) all information reasonably necessary to allow Anacor to report government pricing and comply with Applicable Laws.  During the transition period, Sandoz shall work with Anacor and the applicable Government Health Care Programs to transition the Product from Sandoz’s Government Health Care Program Contracts for the Product to Anacor’s (or Anacor’s designee’s) Government Health Care Program Contracts for the Product as necessary.  The transition agreement shall further clarify the Parties’ respective financial obligations as to allocation of any rebates, chargebacks, or branded prescription drug fees accrued with respect to Product sold or dispensed during the transition period (provided, however, that Sandoz shall remain solely liable for such payments as may be accrued, but not yet paid, as of the effective date of termination or expiration of this Agreement).

(v)                                 Remaining Inventories.  Anacor shall have the right to purchase from Sandoz any or all of the inventory of Product held by Sandoz as of the effective date of termination (that are not committed to be supplied to any Third Party, in the ordinary course of business, as of the effective date of termination) at a price equal to [*****].  Anacor shall notify Sandoz within [*****] after the effective date of the termination whether Anacor elects to exercise such right.  During such [*****] period, Sandoz shall have the right to continue selling the Product, and such sales will be subject to payment of Anacor’s Gross Profit share under Section 8.4.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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(vi)                             Post-Termination Liability.  Anacor shall be solely responsible for any and all liabilities relating to any activities relating to the Product following the expiration or termination of this Agreement for any reason, including liabilities relating to the marketing, use or sale of the Product following the expiration or termination of this Agreement for any reason, excluding any such liabilities arising from Sandoz’s or its Affiliates’ or subcontractors’ activities or obligations prior to such expiration or termination or thereafter (e.g., as permitted under Section 13.10(a)(v)).

(b)                                 Upon any termination of this Agreement by Sandoz pursuant to Section 13.2 (Anacor breach), Section 13.3 (Anacor bankruptcy) or Section 13.7 (Infringement Action), or by either Party pursuant to Section 13.5 (FDA action) or 13.6 (mass tort), the following shall apply (in addition to any other rights and obligations under this Agreement with respect to such termination):

(i)                                    Information Transfer.  Within [*****] after termination, Sandoz shall transfer to Anacor all Sandoz Commercial Know-How.

(ii)                                Rights and Licenses.  Sandoz’s exclusive distribution right under Section 2.1 and the licenses granted in Sections 2.3 and 9.10(b) shall terminate.  Sandoz hereby grants Anacor, effective upon such termination, a non-exclusive, worldwide, fully-paid, perpetual, irrevocable, royalty-free license, with the right to grant multiple tiers of sublicenses, to use the Sandoz Commercial Know-How solely in connection with the Commercialization of the Product.

(iii)                            Marks.  Sandoz shall assign to Anacor all right, title and interest in and to the Marks (excluding any such Marks that include, in whole or part, any corporate name or logo of Sandoz or its Affiliate).

(iv)                             Transition Assistance.  Sandoz shall, at no cost to Anacor, provide reasonable consultation and assistance for a period of no more than [*****] after termination for the purpose of transferring or transitioning to Anacor, at Anacor’s request, all then-existing commercial arrangements (but not including arrangements and/or agreements with customers) relating specifically to the Product that Sandoz is able, using Commercially Reasonable Efforts to, transfer or transition to Anacor.  Pursuant to a transition agreement to be entered into between the Parties, Sandoz shall use Commercially Reasonable Efforts to maintain its Government Health Care Program Contracts and Commercial Agreements for the Product during such transition period.  Reasonably in advance of the date upon which Anacor or its designee begins Commercializing the Product, the Parties shall coordinate to permit Anacor to establish such agreements, and, subject to Sandoz’s confidentiality obligations owed to Third Parties, Sandoz shall use Commercially Reasonable Efforts to provide to Anacor (or its designee) all information reasonably necessary to allow Anacor to report government pricing and comply with Applicable Laws.  During the transition period, Sandoz shall work with Anacor and the applicable Government Health Care Programs to transition the Product from Sandoz’s Government Health Care Program Contracts for the Product to Anacor’s (or Anacor’s designee’s) Government Health Care Program Contracts for the Product as necessary.  The transition agreement shall further

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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clarify the Parties’ respective financial obligations as to allocation of any rebates, chargebacks, or branded prescription drug fees accrued with respect to Product sold or dispensed during the transition period (provided, however, that Sandoz shall remain solely liable for such payments as may be accrued, but not yet paid, as of the effective date of termination or expiration of this Agreement).

(v)                                 Remaining Inventories.  Anacor shall have the right to purchase from Sandoz any or all of the inventory of Product held by Sandoz as of the effective date of termination (that are not committed to be supplied to any Third Party, in the ordinary course of business, as of the effective date of termination) at a price equal to [*****].  Anacor shall notify Sandoz within [*****] after the effective date of the termination whether Anacor elects to exercise such right.  During such [*****] period, Sandoz shall have the right to continue selling the Product, and such sales will be subject to payment of Anacor’s Gross Profit share under Section 8.4.

(vi)                             Post-Termination Liability.  Anacor shall be solely responsible for any and all liabilities relating to any activities relating to the Product following the expiration or termination of this Agreement for any reason, including liabilities relating to the marketing, use or sale of the Product following the expiration or termination of this Agreement for any reason, excluding any such liabilities arising from Sandoz’s or its Affiliates’ or subcontractors’ activities or obligations prior to such expiration or termination or thereafter (e.g., as permitted under Section 13.10(b)(v)).

(c)                                  In the case of any termination of this Agreement by Sandoz pursuant to Section 13.8 (Sandoz at will) before all Minimum Payments under Section 8.5 have become due and payable, all payments by Sandoz under Sections 8.2, 8.4(c) and 8.5 shall, at the time of any such termination, become immediately due and payable (but only to the extent not already previously paid).

13.11                 Other Remedies.  Termination or expiration of this Agreement for any reason shall not release either Party from any liability or obligation that already has accrued prior to such expiration or termination, nor affect the survival of any provision hereof to the extent it is expressly stated to survive such termination.  Termination or expiration of this Agreement for any reason shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, that a Party may have hereunder or that may arise out of or in connection with such termination or expiration.

13.12                 Survival.  Termination or expiration of this Agreement shall not affect rights or obligations of the Parties under this Agreement that have accrued prior to the date of termination or expiration of this Agreement.  Notwithstanding anything to the contrary, the following provisions shall survive and apply after expiration or termination of this Agreement: Sections Sections 2.5, 5.3(a) (last two sentences only), 5.3(b), 5.4, 5.5, 6.11(a) (first sentence only), 7.7(c) (solely for a period of 12 months), 7.8 (to the extent and for so long as applicable records are as required to be maintained by Applicable Laws), 8.6, 8.7, 8.8, 8.9, 8.10, 8.11, 9.1, 9.3(b), 13.10, 13.11, 13.12,

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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Articles 10 (with respect to Sections 10.1 through 10.4 solely for a period of 12 months), 11, 12 (for the time period set forth therein), 14 and 15, and Article 1 (only to the extent necessary to give meaning to the other surviving provisions).  All provisions not surviving in accordance with the foregoing shall terminate upon expiration or termination of this Agreement and be of no further force and effect.

ARTICLE 14

DISPUTE RESOLUTION

14.1                        JSC Jurisdiction; Executive Escalation for Other Disputes. If a dispute, other than a dispute that is subject to and to be resolved pursuant to Article 3 (Governance), arises between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith (a “Dispute”), then either Party shall have the right to refer such dispute to the Executive Officers who shall confer within ten (10) Business Days after such dispute was first referred to them to attempt to resolve the Dispute by good faith negotiations.  Any final decision mutually agreed to by the Executive Officers in writing shall be conclusive and binding on the Parties.  Except for matters for which this Agreement assigns decision-making to the Parties or the JSC or requires the consent of one or both of the Parties, if such Executive Officers do not agree on the resolution of an issue within thirty (30) business days after such issue was first referred to them, either Party may, by written notice to the other Party, initiate arbitration for resolution of such Dispute pursuant to Section 14.2.  Notwithstanding the foregoing, disputes arising on issues within the jurisdiction of the JSC shall be resolved in accordance with the procedures set forth in Article 3.

14.2                        Arbitration of Other Disputes.  Any Dispute appropriate for arbitration as provided in Section 14.1 shall be resolved by binding arbitration before the American Arbitration Association (the “AAA”) pursuant to the AAA’s Commercial Arbitration Rules, as such rules may be modified by this Section 14.2 or by agreement of the Parties.  The arbitration shall be conducted before a panel of three (3) arbitrators (the “Panel”).  The Parties shall each select a single independent, conflict-free arbitrator not affiliated with either Party, who has appropriate experience in the pharmaceutical industry involving pharmaceutical products and with dispute resolution to resolve the matter in dispute, which individual shall not be or have been at any time an Affiliate, employee, consultant, officer or director of either Party or any of their respective Affiliates.  In addition, if the Dispute relates to intellectual property, each arbitrator shall have at least fifteen (15) years of experience in the litigation of intellectual property matters involving patents or trademarks, as applicable.  Each of the Party-selected arbitrators shall select a third arbitrator who shall meet the criteria set forth in the immediately preceding sentence.  If a Party fails to designate a Party-selected arbitrator within fifteen (15) Business Days after submission to arbitration or the Party-selected arbitrators are unable to reach agreement on the selection of the third arbitrator within fifteen (15) Business Days after selection of the Party-selected arbitrators, then either or both Parties may immediately request the AAA to select such arbitrator (or arbitrators, as applicable) with the requisite independence, experience and expertise.  The

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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arbitration shall take place in New York, New York.  All proceedings and communications shall be in English.  The Parties agree that discovery appropriate to the issues in the Dispute shall be permitted in the arbitration, including reasonable document requests, pre-hearing exchanges of information, expert witness disclosures, limited depositions of important witnesses and other appropriate discovery, provided that such discovery shall be limited to the narrower of (a) the scope of discovery agreed to by the Parties, or if none can be agreed, established by the Panel, and (b) such discovery as would be permitted by the Federal Rules of Civil Procedure.  The arbitration shall be governed by the procedural and substantive law set forth in Section 14.3.  The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §§1-16 to the exclusion of any inconsistent state laws.  The Parties shall have the right to be represented by counsel.  The arbitration conducted by the Panel shall not last longer than [*****] from the day a Party initiates arbitration for resolution of the applicable Dispute.  Any opinion, judgment or award rendered by the Panel shall be (a) final and binding on the Parties, (b) set forth in writing and (c) governed by the terms and conditions hereof, including the limitation on damages set forth in Section 15.8.  The Parties agree that such opinion, judgment or award may be enforced in any court of competent jurisdiction.  The statute of limitations of the State of New York applicable to the commencement of a lawsuit shall apply to the commencement of arbitration under this Section 14.2.  Each Party shall bear its own costs and expenses and attorneys’ fees in the arbitration and the Parties shall share equally in the payment of the arbitrator’s fees and expenses and any administrative fees of arbitration.  All proceedings and decisions of the arbitrator(s), including the applicable opinion, judgment or award rendered by the Panel, shall be deemed Confidential Information of each of the Parties, and shall be subject to Article 12.

14.3                        Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof.  Each Party hereto agrees that any such proceeding will be conducted solely in the English language.

14.4                        Injunctive Relief.  Nothing in this Article 14 will preclude either Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a Dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding.

ARTICLE 15

MISCELLANEOUS

15.1                        Entire Agreement; Amendment.  This Agreement, including the Exhibits hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior agreements and understandings between the Parties with respect to the subject matter hereof, including the Existing Confidentiality Agreement.  The foregoing shall not be interpreted as a waiver of any

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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remedies available to either Party as a result of any breach, prior to the Effective Date, by the other Party of its obligations pursuant to the Existing Confidentiality Agreement.  In the event of any inconsistency between any plan hereunder (including the Development Plan or Commercialization Plan) and this Agreement, the terms of this Agreement will govern and control.  There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein.  No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

15.2                        Force Majeure.  Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented or delayed by a force majeure event and the nonperforming Party promptly provides notice of the prevention to the other Party.  Such excuse shall be continued so long as the condition constituting a force majeure event continues and the nonperforming Party takes reasonable efforts to remove the condition.  For purposes of this Agreement, a force majeure event shall mean conditions beyond the control of the Parties, including an act of God, war, civil commotion, terrorist act, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe, and failure of plant or machinery (provided that such failure could not have been prevented by the exercise of skill, diligence, and prudence that would be reasonably and ordinarily expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances).  Notwithstanding the foregoing, a Party shall not be excused from making payments owed hereunder because of a force majeure event affecting such Party.

15.3                        Notices.  Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 15.3, and shall be deemed to have been given for all purposes (a) when received, if hand-delivered or sent by a reputable international expedited delivery service, or (b) five (5) Business Days after mailing, if mailed by first class certified or registered mail, postage prepaid, return receipt requested.

If to Anacor:	Anacor Pharmaceuticals, Inc.
1020 East Meadow Circle
Palo Alto, CA 94303
United States
Attention: General Counsel

With a copy to:	Cooley LLP
3175 Hanover St.
Palo Alto, CA 94304
United States
Attention: Glen Y. Sato

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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If to Sandoz:	Sandoz Inc.
[*****]
[*****]
[*****]

With a copy to:	Sandoz Inc.
[*****]
[*****]
[*****]

15.4                        No Strict Construction; Headings; Construction.  This Agreement has been prepared jointly and shall not be strictly construed against either Party.  Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.  The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section.  The terms “includes,” “including,” “include” and derivative forms of them shall be deemed followed by the phrase “without limitation”, regardless of whether it is actually written there, and drawing no implication from the actual inclusion of such phrase in some instances after such terms but not others.

15.5                        Assignment.  Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that a Party may make such an assignment without the other Party’s consent to an Affiliate or to a successor to all or substantially all of the business of such Party, whether in a merger, sale of stock, sale of assets or other similar transaction.  Any permitted successor or assignee of rights and/or obligations hereunder shall, in a writing to the other Party, expressly assume performance of such rights and/or obligations (and in any event, any Party assigning this Agreement to an Affiliate shall remain bound by the terms and conditions hereof and shall provide written notice upon such assignment).  Any permitted assignment shall be binding on the successors of the assigning Party.  Any assignment or attempted assignment by either Party in violation of the terms of this Section 15.5 shall be null, void and of no legal effect.

15.6                        Performance by Affiliates.  Each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates.  Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.  Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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15.7                        Further Actions.  Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

15.8                        Limitation of Liability.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT OR ANY TORT CLAIMS ARISING HEREUNDER, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.  NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 15.8 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 11.1, 11.2 OR 11.4, OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 12.

15.9                        Severability.  If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof.  The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

15.10                 No Waiver.  Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.

15.11                 Independent Contractors.  Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way.  Nothing herein shall be construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties.

15.12                 Third Party Beneficiary.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of either Party hereto.  No such Third Party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any Claim in respect of any debt, liability or obligation (or otherwise) against either Party hereto.

15.13                 Expenses.  Each Party will pay all of its own fees and expenses (including all legal, accounting and other advisory fees) incurred in connection with the negotiation and execution of this Agreement and the arrangements contemplated hereby, except as specifically provided herein.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

EXECUTION COPY

15.14                 Counterparts.  This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

EXECUTION COPY

IN WITNESS WHEREOF, the Parties have executed this Distribution and Commercialization Agreement by their duly authorized officers as of the Effective Date.

ANACOR PHARMACEUTICALS, INC.		SANDOZ INC.

By:	/s/ Paul L. Berns	By:	/s/ Peter Goldschmidt

Name: Paul L. Berns		Name: Peter Goldschmidt

Title: Chief Executive Officer and President		Title: President, Head of North America

SIGNATURE PAGE TO DISTRIBUTION AND COMMERCIALIZATION AGREEMENT